                                                                    EXHIBIT 10.1

                                 DEED OF LEASE


                                By and Between


                    W9/LWS REAL ESTATE LIMITED PARTNERSHIP
                                  ("Landlord")

                                      and


                             CERTICOM CORPORATION
                                  ("Tenant")



                                                         ,
                             *   *   *   *   *   *



                             1175 Herndon Parkway
                               Herndon, Virginia



                                        HOLLAND & KNIGHT LLP
                                        2100 Pennsylvania Avenue, N.W.
                                        Suite 400
                                        Washington, D.C. 20037
                                        (202) 955-3000
                                        (202) 955-5564 (Fax)
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                               TABLE OF CONTENTS
                               -----------------

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1.   BASIC LEASE TERMS...........................................................      1

2.   PREMISES....................................................................      1

3.   TERM........................................................................      2

4.   RENT........................................................................      2

5.   SECURITY DEPOSIT............................................................      6

6.   USE.........................................................................      7

7.   ASSIGNMENT AND SUBLETTING...................................................      8

8.   ALTERATIONS AND FIXTURES....................................................     10

9.   UTILITIES AND SERVICES......................................................     11

10.  RIGHTS OF LANDLORD..........................................................     12

11.  LIABILITY...................................................................     13

12.  INSURANCE...................................................................     13

13.  FIRE OR CASUALTY............................................................     14

14.  EMINENT DOMAIN..............................................................     15

15.  SUBORDINATION AND ESTOPPEL CERTIFICATES.....................................     15

16.  DEFAULT AND REMEDIES........................................................     15

17.  PAYMENT OF TENANT'S OBLIGATIONS BY LANDLORD AND UNPAID RENT.................     17

18.  VOLUNTARY SURRENDER.........................................................     17

19.  ABANDONMENT OF PERSONAL PROPERTY............................................     17

20.  HOLD-OVER...................................................................     17

21.  PARKING.....................................................................     18

22.  NOTICES.....................................................................     18

23.  BROKERS.....................................................................     18

24.  LANDLORD'S LIEN.............................................................     18

25.  RULES AND REGULATIONS.......................................................     18

26.  QUIET ENJOYMENT.............................................................     18

27.  ENVIRONMENTAL CONCERNS......................................................     18

28.  OPTION TO EXTEND TERM.......................................................     19

29.  MISCELLANEOUS PROVISIONS....................................................     20

                                 DEED OF LEASE

     THIS DEED OF LEASE (the "Lease") is made as of the 11/th/ day of October, 2000 (the "Effective Date"), by and between W9/LWS REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord") and CERTICOM CORPORATION, a Canadian corporation ("Tenant"), who agree as follows:

1. BASIC LEASE TERMS. The following terms shall have the following meanings in this Lease:

          a.   Premises               Approximately 5,982 rentable square feet
                                      of office space comprising a portion of
                                      the ground floor of the Building
                                      (described in Section 1.b, below), all as
                                      outlined on the floor plan attached
                                      hereto as Exhibit A.
                                                ---------

          b.   Building:              1175 Herndon Parkway Herndon, Virginia
                                      (the "Building"), containing
                                      approximately 33,653 rentable square
                                      feet of space.

          c.   Commencement Date:     October 6, 2000

               Term:                  Seven (7) years

          d.   Initial Annual Base    $29.00 per rentable square foot
               Rent*                  $173,478.00 per annum
                                      $14,456.50 per month

                  [*subject to escalation as provided for in this Lease]

          e.   Base Year              2001

          f.   Tenant's Pro Rata      4.71%*
               Share of Operating
               Expenses

               Tenant's Pro Rata      4.71%*
               Share of Real Estate
               Taxes:

                [*subject to adjustments as provided for in this Lease]

          g.   Address for Notices:

               To Landlord:           W9/LWS Real Estate Limited Partnership
                                      c/o Lincoln Property Company
                                      4602 N. Fairfax Drive, Suite 1115
                                      Arlington, Virginia 22203
                                      Attention: Property Manager

               With a copy to:        Holland & Knight LLP
                                      2100 Pennsylvania Avenue, N.W.
                                      Suite 400
                                      Washington, D.C. 20037
                                      Attention: David S. Kahn, Esquire

               To Tenant:             At the Premises

          h.   Security Deposit:      $128,000.00

2.   PREMISES.

     a.   Premises. In consideration of the Tenant's agreement to pay the
          --------
Annual Base Rent (hereinafter defined) and Additional Rent (hereinafter defined) and subject to the covenants and conditions hereinafter set forth, Landlord hereby) leases to Tenant and Tenant hereby hires and leases from Landlord, upon the terms and conditions set forth herein, those certain premises described in
Section 1.a hereof (the "Premises"). The Premises are located in the Building described in Section 1.b hereof. The lease of the Premises to Tenant includes the right, together with other tenants of the Buildings (hereinafter defined) and members of the public, to use the common public areas of the Project (hereafter defined), but includes no other rights not specifically set forth herein. The parties hereto acknowledge that the Building constitutes one of four
(4) office buildings owned by Landlord in the office project known as "Herndon Corporate Center," the other three (3) buildings having street addresses of 1145 Herndon Parkway, Herndon, Virginia; 1155 Herndon Parkway, Herndon, Virginia;
and 1165 Herndon Parkway, Herndon, Virginia (collectively, along with the Building, the "Buildings"). For all purposes hereunder, the Buildings, the land on which the Buildings are located (the "Project Land") and all common areas, roadways and public areas therein or thereon are collectively referred to herein as the "Project." As used herein, the term "Land" shall mean the land on which the Building is located.

     b.   Leasehold Improvements. Landlord shall deliver the Premises to Tenant
          ----------------------
in its "as is" condition existing on the Commencement Date and Landlord shall not be required to perform, or pay for, any alterations, decorations or improvements in connection therewith.

     c.   Acceptance. The taking of possession of the Premises by Tenant shall
          ----------
constitute an acknowledgment by Tenant that the Premises are in good and habitable condition or that Landlord has completed all of the improvements in and to the Premises to be performed by Landlord.

3.   TERM.

     a.   Term. The term of this Lease (the "Term") shall commence on October 6,
          ----
2000 (the "Commencement Date") and shall expire on the last day of the seventh
(7th) Lease Year (as hereinafter defined) (the "Lease Expiration Date"), unless such term is otherwise extended or terminated in accordance with the terms hereof. As used herein, the term "Lease Year" means (a) each twelve (12)-month period commencing on the Commencement Date, except that if the Commencement Date does not occur on the first day of a calendar month, the first Lease Year shall commence on the Commencement Date and terminate on the last day of the twelfth
(12th) full calendar month after the Commencement Date, and (b) each successive period of twelve (12) calendar months thereafter during the Term. Reference is made to the form of Declaration of Commencement Date (the "Declaration") attached hereto as Exhibit C. After the Commencement Date Landlord shall complete the Declaration and deliver the completed Declaration to Tenant. Within five (5) days after Tenant receives the completed Declaration from Landlord, Tenant shall execute and return the Declaration to Landlord to confirm the Commencement Date, the Term and the actual number of rentable square feet in the Premises. Failure to execute the Declaration shall not affect the commencement or expiration of the Term.

     b.   Delay. In the event Landlord is delayed in delivering the Premises to
          -----
Tenant for any reason, Landlord shall not be liable to Tenant for any damages, and Tenant shall not be released from its obligation to accept possession of the Premises from Landlord. Tenant hereby acknowledges and agrees that Landlords obligation to deliver the Premises to Tenant is contingent upon the execution and delivery by SE Technologies (hereinafter defined) of that certain Termination of Lease Agreement between Landlord and Current Tenant relating to the Premises (the "Termination Agreement") and the surrender of the Premises by Current Tenant to Landlord. As used herein the term "Current Tenant" shall mean SE Technologies, Inc. ("SE Technologies"), and any tenant, subtenant, assignee or other occupant claiming through or under SE Technologies. In the event that SE Technologies fails to execute the Termination Agreement and/or the Current Tenant fails to vacate the Premises (the "Lease Contingencies") by October 1, 2000, the Commencement Date shall be delayed until the date Landlord satisfies the Lease Contingencies and delivers the Premises to Tenant. Landlord shall use reasonable efforts to obtain possession of the Premises from the Current tenant and deliver same to Tenant. Notwithstanding the foregoing, in the event that Landlord fails to satisfy the Lease Contingencies and deliver possession of the Premises to Tenant by December 31, 2000, Tenant shall have the right to terminate this Lease upon thirty (30) days' written notice to Landlord; provided, however, if Landlord delivers possession of the Premises to Tenant within this thirty (30) day period, the Lease shall not terminate and shall continue in full force and effect for the balance of the Term.

4. RENT. Beginning on the Commencement Date, Tenant covenants and agrees to pay as Rent for the Premises the following amounts set forth in this Section 4 and as otherwise provided in this Lease. "Additional Rent" shall mean such costs, expenses, charges and other payments to be made by (or on behalf of) Tenant to Landlord (or to a third party if required under this Lease), whether or not the same be designated as such. "Rent" or "rent" shall mean all Annual Base Rent and Additional Rent due hereunder.

     a.   Annual Base Rent.

          (i) During each Lease Year, Tenant shall pay the annual base rent in the amount set forth in Section 1.d hereof, subject, however, to annual adjustments thereto as set forth in Section 4.a(ii), below (the "Annual Base Rent"). Annual Base Rent shall be payable in equal monthly installments (the "Monthly Base Rent") in advance.

          (ii) Commencing on the first day of the second (2nd) Lease Year and on the first day of each Lease Year thereafter during the Term, Annual Base Rent shall be increased by an amount equal to three percent (3%) of the Annual Base Rent in effect during the immediately-preceding Lease Year.

          (iii) In addition to the payment of Annual Base Rent, Tenant shall be responsible for the payment of Tenant's Pro Rata Share (hereinafter defined) of increases in Operating Expenses (hereinafter defined) and Tenant's Pro Rata Share of increases in Real Estate Taxes (hereinafter defined) pursuant to
Section 4.b hereof.

          (iv) All installments of Monthly Base Rent shall be payable in advance, with the first installment thereof ("Monthly Base Rent") due and payable upon execution of this Lease. If the Commencement Date shall be a day other than the first day of a calendar month, (A) the Annual Base

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Rent for the first Lease Year shall be an amount equal to the sum of (x) the amount of Monthly Base Rent for the partial month in which the Commencement Date occurs, plus (y) the amount of the Annual Base Rent set forth in Section l.d, above, and (B) Monthly Base Rent for such partial month shall be the prorated amount of the Monthly Base Rent payable hereunder during the first Lease Year, which proration shall be based upon the actual number of days of such partial month. The prorated Monthly Base Rent for such partial month shall be payable on the first day of the calendar month after the month in which the Commencement Date occurs.

     b.   Additional Rent for Increases in Operating Expenses and Real Estate
          -------------------------------------------------------------------
Taxes.
-----

          (i) If, in any calendar year during the Term, the amount of Operating Expenses (hereinafter defined) exceeds the amount of Operating Expenses in the Base Year (hereinafter defined), then Tenant shall pay to Landlord, as Additional Rent, an amount which is the product of (A) the amount of such increase in Operating Expenses, multiplied by (B) Tenant's Pro Rata Share of Operating Expenses set forth in Section 1.f hereof. If, on any calendar year during the Term, the amount of Real Estate Taxes (hereinafter defined) exceeds the amount of Real Estate Taxes in the Base Year, then Tenant shall pay to Landlord, as Additional Rent, an amount which is the product of (1) the amount of such increase in Real Estate Taxes, multiplied by (2) Tenant's Pro Rata Share of Real Estate Taxes set forth in Section 1.f hereof. As used herein, "Tenant's Pro Rata Share" represents the ratio that the number of rentable square feet in the Premises bears to the total number of rentable square feet of office space in the Buildings. If the size of the Premises shall be increased or decreased, or represents a greater or lesser pro rata share of the total number of rentable square feet of the office space in the Buildings, Tenant's Pro Rata Share of Operating Expenses and Tenant's Pro Rata Share of Real Estate Taxes shall be adjusted accordingly. Tenant's Pro Rata Share of Operating Expenses and Tenant's Pro Rata Share of Real Estate Taxes for any partial calendar year during the Term shall be determined by multiplying the amount of Tenant's Pro Rata Share of Operating Expenses and Tenant's Pro Rata Share of Real Estate Taxes for the full calendar year by a fraction, the numerator of which is the number of days during such calendar year falling within the Term and the denominator of which is three hundred sixty (360). As used herein, the term "Base Year" means calendar year 2001.

          (ii) "Operating Expenses" shall mean any and all expenses, costs and disbursements (but not specific costs billed to and paid by specific tenants) of every kind and nature incurred by Landlord in connection with the onwership, management, operation, maintenance, servicing and repair of the Buildings and appurtenances thereto, including, without limitation, the garage and the common areas thereof, and the Land, including, but not limited to, employees' wages, salaries, welfare and pension benefits and other fringe benefits; payroll taxes; the costs, including reasonable attorneys' fees, of appealing assessments of Real Estates Taxes; telephone service; painting of common areas of the Buildings; exterminating service; detection and security services; concierge services; sewer rents and charges; premiums for fire and casualty, liability, rent, workmen's compensation, sprinkler, water damage and other insurance; repairs and maintenance; building supplies; uniforms and dry cleaning; snow removal; the cost of obtaining and providing electricity, water and other public utilities to all areas of the Buildings; trash removal; janitorial and cleaning supplies; and janitorial and cleaning services; window cleaning; service contracts for the maintenance of elevators, boilers, HVAC and other mechanical, plumbing and electrical equipment; fees for all licenses and permits required for the ownership and operation of the Project Land and the Buildings; business license fees and taxes, including those based on Landlord's rental income from the Buildings; sales and use taxes payable in connection with tangible personal property and services purchased for the management, operation, maintenance, repair, cleaning, safety and administration of the Project Land and the Buildings; legal fees; accounting fees relating to the determination of Operating Expenses and the tenants' share thereof and the preparation of statements required by tenant's leases; management fees, whether or not paid to any person having an interest in or under common ownership with Landlord; purchase and installation of indoor plants in the Common Areas; and landscaping maintenance and the purchase and replacement of landscaping services, plants and shrubbery. If Landlord makes an expenditure for a capital improvement to the Project Land (or any portion thereof) or the Buildings by installing energy conservation or labor-saving devices to reduce Operating Expenses, or to comply with any law, ordinance or regulation pertaining to the Land or the Buildings (each, a "Permitted Capital Expenditure"), and if, under generally accepted accounting principles, such expenditure is not a current expense, then the cost thereof shall be amortized over a period equal to the useful life of such improvement, determined in accordance with generally accepted accounting principles, and the amortized costs allocated to each calendar year during the Term, together with an imputed interest amount calculated on the unamortized portion thereof using an interest rate of eight percent (8%) per annum, shall be treated as an Operating Expense. Notwithstanding the foregoing, "Operating Expenses" shall not include (i) payments of principal or interest made by Landlord under any deed of trust or mortgage secured by any of the Buildings or all or any portion of the Project Land; (ii) leasing commissions incurred in connection with leases to other tenants of the Buildings; (iii) tenant improvement costs associated with the build out of any space in the Buildings for other tenants; (iv) expenses for capital improvements made to the Building, except for Permitted Capital Expenditures; (v) costs of repairs, restoration, replacements or other work occasioned by fire, windstorm or other casualty to the extent Landlord receives insurance proceeds; (vi) costs of repairs, restoration, replacements or other work occasioned by the exercise of governmental authorities of the right of eminent domain, whether such taking be total or partial; (vii) depreciation of the Building; (viii) costs, fines, interest penalties, legal fees or costs of litigation incured due to the late payment of taxes or utility bills by Landlord; (ix) income taxes, franchise taxes or other similar taxes imposed on or measured by the net income of Landlord from the operation of the Premises; (x) legal fees and other costs (including prepayment of any indebtedness) incurred in connection with any mortgaging, financing, refinancing, sale, change of ownership or entering into or extending or modifying any financing, ground lease or any other lease or sublease to, or assumed by, directly or indirectly, Landlord, Landlord's agents or Landlord's affiliates; (xi) the costs of goods and services provided by Landlord's affiliates to the Building to the extent that such costs exceed reasonable and customary charges for such goods or services in the Washington, D.C. metropolitan area; (xii) acquisition or leasing costs of sculpture, paintings or other objects of art; (xiii) costs and expenses (including court costs, attorneys' fees and disbursements) related to or in connection with disputes with any holder of a mortgage or by or among any persons having an interest in the Landlord or the Building; (xiv) any cost incurred in connection with the investigation or remediation of any Hazardous Materials (hereinafter defined) (A) located in, on, under or about the Building or the Land as of the Commencement Date, or (B) stored, used or released by Landlord, its employees or agents in the Building or the Land after the Commencement Date; (xv) all costs and expenses (including services and utilities) paid directly by Tenant; (xvi) Real Estate Taxes or any taxes expressly excluded from the definition of Real Estate Taxes; (xvii) costs and expenses incurred by Landlord in connection with the maintenance of the legal entity or entities which constitute Landlord (as opposed to operation of the Building); (xviii) charitable or political contributions; (xix) costs of compliance with any laws (including without limitation laws governing fire, life safety and disabilities) applicable to the Building (excluding the Premises and other tenant space therein) to the extent a violation of such law existed on the Commencement Date; and (xx) costs of any items for which Landlord is reimbursed.

          (iii) "Real Estate Taxes" shall mean all taxes, assessments and governmental charges (including without limitation all real estate taxes, gross revenue and receipts taxes' and any other licensing charges in the nature of a tax on the operation of the Buildings, including without limitation the Fairfax County Business License Tax), whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing the Buildings or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Project Land (or any portion thereof) and the Buildings or their operation whether or not directly paid by Landlord, excluding, however, federal and state taxes on income from the Buildings. It is agreed that Tenant will be responsible for all taxes on its personal property and on the value of the Tenant Improvements. Landlord shall have the right to pay any special assessment by installments, and in such event Real Estate Taxes shall include such installments and interest paid on the unpaid balance of the assessment.

          (iv) If at any time during the Base Year, or during any subsequent calendar year ("Subsequent Year"), less than ninety-five percent (95%) of the total rentable square feet of office space in the Buildings is occupied by tenants, the amount of Operating Expenses for the Base Year, or for any such Subsequent Year, as the case may be, shall be deemed to be the amount of Operating Expenses as reasonably estimated by Landlord's certified public accountant that would have been incurred if the percentage of occupancy of the Buildings during the Base Year or any such Subsequent Year was ninety-five percent (95%). If at any time during any calendar year, any part of the Buildings is leased to a tenant (hereinafter referred to as a "Special Tenant") who, in accordance with the terms of its lease, provides its own cleaning and janitorial services or other services or is not otherwise required to pay a share of Operating Expenses in accordance with the methodology set forth in this
Section 4.b, Operating Expenses for such calendar year shall be increased by the additional costs for cleaning and janitorial services and such other applicable expenses as reasonably estimated by Landlord that would have been incurred by Landlord if Landlord had furnished and paid for cleaning and janitorial services and such other services for the space occupied by the Special Tenant, or if Landlord had included such costs in "operating expenses" as defined in the Special Tenant's lease.

          (v) During the month of December, 2001 and thereafter during the month of December of each Lease Year, Landlord shall use reasonable efforts to furnish to Tenant a statement of Landlord's estimate of the Operating Cost Pass-Throughs (hereinafter defined) and Real Estate Tax Pass-Throughs (hereinafter defined) for the next calendar year. "Operating Cost Pass-Throughs" shall be an amount equal to the difference between Operating Expenses incurred during any Subsequent Year during the Term, and Operating Expenses incurred in the Base Year. "Real Estate Tax Pass-Throughs" shall be an amount equal to the difference between Real Estate Taxes incurred during any Subsequent Year during the Term, and Real Estate Taxes incurred in the Base Year. Such statement shall show the amount of Operating Cost Pass-Throughs, if any, and the amount of Real Estate Tax Pass-Throughs, if any, payable by Tenant for such Subsequent Year pursuant to this Section 4.b on the basis of Landlord's estimate. Commencing on January 1, 2002, and continuing on each monthly rent payment date thereafter until further adjustment pursuant to this Section 4.b(v), Tenant shall pay to Landlord one-twelfth (l/12) of the amount of said estimated Operating Cost Pass-Throughs and estimated Real Estate Tax Pass-Throughs. Within one hundred twenty (120) days after the expiration of each calendar year during the Term, Landlord shall furnish to Tenant a statement (the "Expense Statement") showing the actual Operating Expenses and Real Estate Taxes for such calendar year. The Expense Statement shall be conclusive and binding on Tenant, unless objected to in writing by Tenant within one hundred twenty (120) days following Tenant's receipt thereof. In case of an underpayment, Tenant shall, within thirty (30) days after the receipt of such statement, pay to Landlord an amount equal to such underpayment. In case of an overpayment, Landlord shall credit the next monthly rental payment by Tenant with an amount equal to such overpayment. Additionally, if this Lease shall have expired, Landlord shall apply such excess against any sums due from Tenant to Landlord and shall refund any remainder to Tenant within one hundred and twenty (120) days after the expiration of the Term, or as soon thereafter as possible.

          (vi) If Tenant objects to any Expense Statement delivered by Landlord, Tenant shall deliver to Landlord, within one hundred twenty (120) days of Tenant's receipt of an Expense Statement, a written notice contesting such Expense Statement. If, within ninety (90) days after Landlord's receipt of Tenants written notice, Landlord and Tenant are unable to resolve Tenant's objections to the Expense Statement set forth in Tenant's notice, then not later than thirty (30) days after the expiration of such ninety (90)-day period, Tenant shall deliver to Landlord a written notice (the "Audit Notice") that Tenant wishes to employ (on an hourly rate, and not a contingency fee, basis) an independent certified public accounting firm reasonably acceptable to Landlord, to inspect and audit Landlord's books and records in order to confirm the accuracy of the Expense Statement. In the event that Tenant retains an accounting firm approved by Landlord to examine Landlords books and records in order to confirm the accuracy of the Expense Statement. In the event that Tenant retains an accounting firm approved by Landlord to examine Landlord's books and records as set forth herein, Tenant shall deliver to Landlord a confidentiality and nondisclosure agreement reasonably satisfactory to Landlord executed by Tenant and such accounting firm and provide Landlord not less than fifteen (15) days' notice of the date(s) on which the accounting firm desires to examine Landlord's books and records at the Building during regular business hours; provided, however, that such date shall be between thirty (30) and one hundred twenty (120) days after Tenant delivers to Landlord the Audit Notice. Landlord agrees to cooperate with Tenant in any such inspection. If the results of such audit demonstrate that Landlord overcharged Tenant for Operating Cost Pass-Throughs or Real Estate Tax Pass-Throughs, Landlord shall refund the overpayment to Tenant within thirty (30) days after the results of such audit are disclosed to Landlord and Tenant. If the results of the audit demonstrate that Tenant underpaid Operating Cost Pass-Throughs or Real Estate Tax Pass-Throughs, Tenant shall pay Landlord such underpayment within thirty (30) days after demand. If, on account of any demonstrated errors in the Expense Statement under audit, Tenant is entitled to a refund of Operating Expense Pass-Throughs and Real Estate Tax Pass-Throughs for the calendar year under audit because such Expense Statement overstated by more than five percent (5%) the aggregate amount of Operating Expenses and Real Estate Taxes for the applicable calendar year, then Landlord shall promptly reimburse Tenant its reasonable out-of-pocket costs and expenses incurred in such audit, not to exceed $3,500.00, however. Tenant's delivery of an Audit Notice to Landlord shall not entitle Tenant to pay to Landlord less than the full amount of Operating Cost Pass-Throughs and Real Estate Tax Pass-Throughs claimed by Landlord to be owing by Tenant. The audit rights pursuant to this Section 4b(vii) shall (A) not transfer or apply to, or be exercised by, any subtenant or any other person or entity other than the then-current "Tenant" hereunder; and (B) be exercisable by Tenant only with respect to the calendar year for which Landlord has delivered the Expense Statement.

          (vii) Tenant's obligation to pay Operating Cost Pass-Throughs and Real Estate Tax Pass-Throughs pursuant to the provisions of this Section 4.b shall survive the expiration or other termination of this Lease with respect to any period during the Term hereof and with respect to any holdover period of occupancy following the expiration of the Term.

          (viii) Notwithstanding anything contained in this Section 4.b to the contrary, in the event that Landlord sells one or more of the Buildings at any time in the future, Landlord reserves the right to calculate Operating Cost Pass-Throughs and Real Estate Tax Pass-Throughs on the basis of the Operating Expenses and Real Estate Taxes incurred in connection with the remaining Buildings owned by Landlord, in which event (A) Tenant's Pro Rata Share of Operating Expenses and Tenant's Pro Rata Share of Real Estate Taxes will be increased accordingly; and (B) Operating Expenses and Real Estate Taxes for the Base Year hereunder shall be decreased accordingly; provided, however that, if, after any such sale, Landlord calculates Operating Cost Pass-Throughs and Real Estate Tax Pass-Throughs on the basis of the remaining Buildings, Tenant's Pro Rata Share of increases in Operating Costs and Real Estate Taxes for succeeding calendar years shall not increase significantly solely because of the change in methodology in calculating such costs.

     c.   Payment of Rent. All rent shall be paid in lawful money of the United
          ---------------
States of America without deduction, diminution, set-off, counterclaim or prior notice or demand, at the office of Landlord as provided in Section 1.g hereof or at such other place as Landlord may hereafter designate in writing, on the first day of every calendar month during the Term. All such payments shall be made by good checks payable to Landlord or such other person, firm or corporation as Landlord may hereafter designate in writing. No payment by Tenant or receipt and acceptance by Landlord of a lesser amount than the Monthly Base Rent or Additional Rent shall be deemed to be other than part payment of the full amount then due and payable; nor shall any endorsement or statement on any check or any letter accompanying any check, payment of Rent or other payment, be deemed an accord and satisfaction; and Landlord may accept, but is not obligated to accept, such part payment without prejudice to Landlord's right to recover the balance due and payable or to pursue any other remedy provided in this Lease or by law. If Landlord shall at any time or times accept Rent after it becomes due and payable, such acceptance shall not excuse a subsequent delay or constitute a waiver of Landlord's rights hereunder. If any amount of Rent required to be paid by Tenant to Landlord under the terms of this Lease is not paid within five (5) business days after written notice of such payment, then in addition to paying the amount of Rent then due, Tenant shall pay to Landlord a late charge (the "Late Charge") equal to five percent (5%) of the amount of Rent then required to be paid. Payment of such Late Charge will not excuse the untimely payment of Rent. In the event Tenant makes any payment of Rent by check and said check is returned by the bank unpaid, Tenant shall pay to Landlord the sum of One Hundred Dollars ($100.00) to cover the costs and expenses of processing the returned check, in addition to the Rent payment and any other charges provided for herein. Any Late Charge and other amounts charged hereunder shall constitute Additional Rent.

     d.   Separate Metering and Rent Reduction. Landlord may elect to
          ------------------------------------
discontinue the distribution or furnishing of electricity and/or water to the Premises if such services may feasibly be furnished directly to Tenant by the utility company supplying same. In the event of any such election by Landlord:
(i) Landlord agrees to give reasonable advance notice of such discontinuance to Tenant; (ii)

Landlord agrees to permit Tenant to receive electricity and/or water directly from the utilities supplying such service to the Building and to permit the existing feeders, risers, wiring, pipes and other facilities serving the Premises to be used by Tenant or such purpose to the extent they are suitable and safely capable of carrying Tenant's requirements; (ii ) Landlord agrees to pay such charges and costs, if any, as such public utility may impose in connection with the installation of Tenant's meters; and (iv) the amount of Additional Rent payable in respect to the Operating Expenses shall be decreased appropriately to reflect such discontinuance. This Lease sha11 remain in full force and effect and such discontinuance shall not constitute an actual or constructive eviction, in whole or in part, or relieve Tenant from any of its obligations under this Lease.

5.   SECURITY DEPOSIT.

     a. Landlord acknowledges receipt from Tenant of a security deposit in the amount set forth in Section 1.h hereof (the "Security Deposit") to be held by Landlord during the Term as collateral security (and not prepaid rent), for the payment of Monthly Base Rent and Additional Rent and for the faithful performance by Tenant of all other covenants, conditions and agreements of this Lease. Landlord shall not be obligated to hold the Security Deposit in a separate account. The Security Deposit shall not earn interest. If any sum payable by Tenant to Landlord shall be overdue and unpaid, or if Landlord makes any payments on behalf of Tenant, or if Tenant fails to perform any of the terms of this Lease, then Landlord, at its option and without prejudice to any other remedy which Landlord may have, may apply all or part of the Security Deposit to compensate Landlord for the payment of Monthly Base Rent or Additional Rent, or any loss or damage sustained by Landlord. Tenant shall restore the Security Deposit to the original sum deposited upon demand. Provided that Tenant shall have made all payments and performed all covenants and agreements of this Lease, the Security Deposit shall be repaid to Tenant within sixty (60) days after the expiration of this Lease or the vacation of the Premises by Tenant, whichever is later or as soon thereafter as possible.

     b. In lieu of the cash Security Deposit under Section 5.a above, Tenant may deliver to Landlord, on or before the Commencement Date, an unconditional and irrevocable letter of credit reasonably acceptable to Landlord issued by the Bank (hereinafter defined) in the face amount of One Hundred Twenty Eight Thousand Dollars ($128,000.00) (the "Letter of Credit"), as a security deposit to be held by Landlord until applied or disposed of in accordance with the provisions of this Section 5. Tenant may replace a cash Security Deposit with a Letter of Credit at any time during the Term upon prior written notice to Landlord. In the event of such replacement, Landlord shall return the cash Security Deposit promptly after the issuance of the Letter of Credit. As used herein, the term "Security Deposit" shall mean, collectively, the cash Security Deposit and the Letter of Credit. As used herein, the term "Bank" shall mean either: (i) Wells Fargo Bank; or (ii) a federally-insured banking institution reasonably acceptable to Landlord, having offices in the Washington, D.C. metropolitan area, and having total assets of at least Three Billion Dollars ($3,000,000,000) and a Standard & Poor's commercial paper rating of at least A-
1. If the Letter of Credit (or any replacement thereof) is issued for an effective period of time less than the remaining Term of this Lease (or any renewal thereof), Tenant shall from time to time, and not later than thirty (30) days prior to the expiration of the Letter of Credit, replace each such expiring Letter of Credit with a new Letter of Credit in the same amount and upon the same terms. The Letter of Credit (and any replacement thereof) may be drawn upon by Landlord under the terms and conditions as provided in this Section 5. Failure of Tenant to renew the Letter of Credit at least thirty (30) days prior to its expiration shall constitute an Event of Default under this Lease and shall entitle Landlord, in addition to the other remedies contained in this Lease, to draw upon the Letter of Credit.

     c. Landlord (or the beneficiary under the Letter of Credit, if such beneficiary is not Landlord) shall have the right to draw upon the Letter of Credit in any of the following circumstances (in addition to any other right to draw on the Letter of Credit that is set forth in this Section 5): (i) if the total assets of the Bank are at anytime less than Three Billion Dollars ($3,000,000,000), or the Bank has a Standard & Poor's commercial paper rating of less than A. 1 (provided if at anytime the current Standard & Poor's commercial paper rating system is no longer in existence, a comparable rating of a comparable commercial paper rating system from a comparable company shall be selected by Landlord, in its reasonable discretion, for purposes of this Section
5) and Tenant fails to deliver to Landlord a replacement Letter of Credit complying with the terms of this Lease within thirty (30) days of request therefor from Landlord, (ii) if the credit rating of the Bank is downgraded from the credit rating of such issuer at the time of the issuance of the Letter of Credit, the Bank shall enter into any supervisory agreement with any governmental authority, or the Bank shall fail to meet any capital requirements imposed by applicable law, and Tenant fails to deliver to Landlord (or the beneficiary under the Letter of Credit, if such beneficiary is not Landlord) a replacement Letter of Credit complying with the terms of this Lease within thirty (30) days of request from Landlord, (iii) if Tenant fails to provide Landlord with any renewal or replacement Letter of Credit complying with the terms of this Lease at least sixty (60) days prior to expiration of the then-current Letter of Credit where the Bank has advised Landlord of its intention not to renew the Letter of Credit, (iv) if Tenant fails to provide Landlord with any renewal or replacement Letter of Credit complying with the terms of this Lease at least sixty (60) days prior to the final expiration date (i.e., the date that, by the terms of the Letter of Credit, the Letter of Credit expires and is either not subject to any automatic renewal or extension of the conditions to such automatic renewal or extension have not then been satisfied) of the then-current Letter of Credit if such Letter of Credit expires prior to the date that is thirty (30) days after the end of the Term, or (v) any voluntary in involuntary proceedings are filed by or against Tenant or any Guarantor of this Lease under any bankruptcy, insolvency or similar laws. In the event the Letter of Credit is drawn upon due solely to the circumstances described in the foregoing clauses (i), (ii), (iii), (iv) or (v), the amount drawn shall be held by Landlord as an additional

Cash Security Deposit in accordance with the terms of this Section 5, and shall be otherwise retained, expended or disbursed by Landlord for any amounts or sums due under this Lease to which the proceeds of the Letter of Credit could have been applied pursuant to this Lease, and Tenant shall be liable to Landlord for restoration, in cash or Letter of Credit complying with the terms of this Lease, of any amount so expended to the same extent as set forth ii this Section 5.

     d. In the event of the sale or transfer of Landlord's interest in the Building, Landlord shall have the right to transfer the Security Deposit to the purchaser or assignee, in which event Tenant shall look only to the new landlord for the return of the Security Deposit, and Landlord shall thereupon be released from all liability to Tenant for the return of the Security Deposit. Tenant hereby agrees not to look to the mortgagee, as mortgagee, mortgagee in possession, or successor in title to the property, for accountability for any security deposit required by Landlord hereunder, unless said sums have actually been received by said mortgagee as security for the Tenant's performance of this Lease. In the event of any permitted assignment of Tenant's interest in this Lease, the Security Deposit may, at Landlord's sole option, be held by Landlord as a deposit made by the assignee, and Landlord shall have no further liability to any prior Tenant with respect to the return of the Security Deposit.

     e. Notwithstanding anything to the contrary set forth herein, in the event that an Event of Default (hereinafter defined) is not then occurring, on the first day of each of the third (3/rd/), fourth (4/th/), fifth (5/th/), and sixth (6/th/) Lease Years during the Term, the Letter of Credit shall be reduced by Twenty-Five Thousand Six Hundred Dollars ($25,600.00); provided, however, in no event shall the Letter of Credit ever be reduced below Twenty-Five Thousand Six Hundred Dollars ($25,600.00) at any time during the Term.

6.   USE.

     a. Tenant shall use and occupy the Premises only for general office use, and for no other purposes. Tenant shall not use the Premises or allow the Premises to be used for any other purpose without the prior written consent of Landlord. Tenant, at Tenant's expense, shall comply with all laws, rules, orders, ordinances, directions, regulation, and requirements of federal, state, county, and municipal authorities, now in force or which may hereafter be in force, which shall impose any duty upon Landlord or Tenant with respect to the use, occupation or alteration of the Premises, or the conduct of Tenant's business therein, including, without limitation, the Americans with Disabilities Act and all applicable zoning, recycling and Environmental Laws (hereinafter defined). Tenant hereby agrees to indemnify and hold harmless Landlord and its agents, officers, directors and employees from and against any cost, damage, claim, liability and expense (including attorneys' fees) arising out of claims or suits brought by third parties against Landlord, its agents, officers, directors and employees alleging or relating to the failure of the Premises to comply with the terms of the Americans with Disabilities Act or any other law or regulation applicable to the Premises and/or its occupancy by Tenant. Tenant shall not use or permit the Premises or any part thereof to be used in any manner that constitutes waste, nuisance or unreasonable disturbances to other tenants of the Building or for any disorderly, unlawful or hazardous purpose and will not store or maintain therein any hazardous, toxic or highly combustible items other than usual and customary office supplies intended for Tenant's use and in such event, only in such amounts as permitted by applicable law. Tenant covenants not to change Tenant's use of the Premises without the prior written approval of Landlord.

     b. Tenant shall not put the Premises to any use, the effect of which use is reasonably likely to cause cancellation of any insurance covering the Premises or the Building, or an increase in the premium rates for such insurance. In the event that Tenant performs or commits any act, the effect of which is to raise the premium rates for such insurance, Tenant shall pay Landlord the amount of the additional premium, as Additional Rent payable by Tenant upon demand therefor by Landlord. The Premises shall not be used for any illegal purpose or in violation of any regulation of any governmental body or the regulations or directives of Landlord's insurance carriers, or in any manner to interfere with the quiet enjoyment of any other tenant of the Building. Tenant will not install or operate in the Premises any electrical or other equipment, other than such equipment as is commonly used in modern offices (specifically excluding mainframe computers), without first obtaining the prior written consent of Landlord, who may condition such consent upon the payment by Tenant of Additional Rent in compensation for excess consumption of water and/or electricity excess wiring and other similar requirements, and any changes, replacements or additions to any base building system, as may be occasioned by the operation of said equipment or machinery. In the event that Tenant wishes to install a coffee maker or other similar device in the Premises which shall be connected to the Building's main water line, then in such event Tenant shall install copper (rather than plastic) lines between all such appliances and the Building's main water line.

     c. Subject to Landlords obligations under Section 9.e, below, Tenant agrees to maintain the Premises, and the Tenant Improvements therein, in good order, repair and condition during the Term at Tenant's sole cost and expense, and it will, at the expiration or other termination of the Term, surrender and deliver the same and all keys, locks and other fixtures connected therewith (except only Tenant's personal property) in good order, repair and condition, as the same shall be at the Commencement Date, except as repaired, rebuilt, restored, altered or added to pursuant to this Lease, and except for ordinary wear and tear. Landlord shall have no obligation to Tenant to make any repairs in or to the Premises or the Tenant Improvements, except as expressly provided in Section 11.a, below. Any and all damage or injury to the Premises (including, but not limited to, the Tenant Improvements), the Building or the Land caused by Tenant, or by any employee, agent, contractor, assignee, subtenant, invitee or customer of

Tenant shall be promptly reported to Landlord and, subject to the provisions of
Section 12.d, below, repaired by Tenant at Tenant's sole cost; provided, however, that Landlord shall have the option of repairing any such damage, in which case Tenant shall reimburse Landlord for all costs incurred by Landlord in respect thereof as Additional Rent within fifteen (15) days after Tenant receives Landlords notice of such costs.

     d. Tenant shall not place a load upon the floor of the Premises exceeding the designated floor load capacity of the Building without Landlord's prior written consent. Business machines, mechanical equipment and materials belonging to Tenant which cause vibration, noise, cold, heat or fumes that may be transmitted to the Building or to any other leased space therein to such a degree as to be objectionable to Landlord or to any other Tenant in the Building shall be placed, maintained, isolated, stored and/or vented by Tenant at its sole expense so as to absorb and prevent such vibration, noise, cold, heat or fumes.

7.   ASSIGNMENT AND SUBLETTING.

     a. Tenant shall not, without the prior written consent of Landlord (which consent may be withheld by Landlord in its sole discretion except as expressly set forth below) in each instance: (i) assign or otherwise transfer this Lease or any of its rights hereunder, (ii) sublet the Premises or any part thereof, or permit the use of the Premises or any part thereof by any persons other than Tenant or its employees, agent and invitees, or (iii) permit the assignment or other transfer of this Lease or any of Tenant's rights hereunder by operation of law. Landlord's consent to a proposed sublease shall not be unreasonably withheld, conditioned or delayed, provided Landlord reasonably determines that the proposed subtenant (A) is of a type and quality consistent with the first-class nature of the Building, (B) has the financial capacity and credit worthiness to undertake and perform the obligations of this Lease or the sublease, (C) is not a party by whom any suit or action could be defended on the ground of sovereign immunity and (D) will not impose any additional material burden upon Landlord in the operation of the Building (to an extent greater than the burden to which Landlord would have been had Tenant continued to use such part of the Premises). In addition, the following conditions must be satisfied at the time Tenant requests Landlord's consent to an assignment or sublease:

          (i) No Event of Default exists and no event has occurred which, with notice and/or the passage of time, would constitute an Event of Default if not cured within the time, including any applicable grace period, specified herein;

          (ii) Landlord receives at least thirty (30) days' prior written notice of Tenant's intention to assign this Lease or sublet any portion of the Premises;

          (iii) The proposed use of the Premises is identical to that permitted under the terms of this Lease and will not violate any other agreement affecting the Premises or the Building;

          (iv) Tenant submits to Landlord whatever information Landlord reasonably requests in order to permit Landlord to make a judgment on the proposed subletting or assignment, including, without limitation, the name, business experience, financial history, net worth and business references of the proposed assignee or subtenant (and each of its principals), an in-depth description of the transaction, and the consideration delivered to Tenant for the assignment or sublease;

          (v) The proposed assignee or subtenant is not a tenant of the Building (unless Landlord does not then possess, or will not shortly thereafter possess, for Lease to such prospective subtenant or assignee, comparably sized space in the Building);

          (vi) Tenant has not subleased any portion of the Premises within the prior six (6) months; and

          (vii) Tenant has not previously sublet more than thirty-five percent (35%) of the rentable square feet of the Premises.

All proposed subleases and assignments shall be on Landlord's approved form of sublease or assignment, whichever is applicable; or shall be in form and substance satisfactory to Landlord in its sole discretion and shall contain, inter alia, the following provisions: (x) any such assignment or sublease shall include an assumption by the assignee or subtenant, from and after the effective date of such assignment or sublease, of the performance and observance of the covenants and conditions to be performed and observed on the part of Tenant as contained in this Lease, and (y) any such sublease or assignment shall specify that this Lease or sublease shall not be further assigned nor the Premises further sublet and shall specify that the term of such sublease shall not extend beyond one (1) day prior to the expiration of this Lease. The consent by Landlord to any assignment, transfer or subletting to any person or entity shall not be construed as a waiver or release of Tenant from any provision of this Lease, unless expressly agreed to in writing by Landlord (it being understood that Tenant shall remain primarily liable as a principal and not as a guarantor or surety), nor shall the collection or acceptance of rent from any such assignee, transferee, subtenant or occupant constitute a waiver or release of Tenant from any such provision, No consent by Landlord to any such assignment, transfer or subletting in any one instance shall constitute a waiver of the necessity for such consent in a subsequent instance.

     b. In the event that Tenant assigns or sublets all or any portion of the Premises, Tenant shall pay to Landlord as Additional Rent fifty percent (50%) of the difference between (i) all sums paid to Tenant or its agent by or on behalf of such assignee or subtenant under the assignment or sublease, less the reasonable costs incurred by Tenant (including brokerage costs, tenant improvement costs and reasonable attorneys' fees) in effecting such sublease or assignment (which costs, in the case of a sublease, shall be amortized on a straightline basis over the term of such sublease), and (ii) the Annual Base Rent and Additional Rent paid by Tenant under this Lease and attributable to the portion of the Premises assigned or sublet.

     c. For purposes of this Section 7, a transfer, conveyance, grant or pledge, directly or indirectly, in one or more transactions, of an interest in Tenant (whether stock, partnership interest or other form of ownership or control, or the issuance of new interests) by which an aggregate of more than forty-nine percent (49%) of the beneficial interest in Tenant shall be vested in a party or parties who are not holders of such interest(s) as of the date hereof) shall be deemed an assignment of this Lease; provided, however, that this limitation shall not apply to any corporation, all of the outstanding voting stock of which is listed on a national securities exchange as defined in the Securities Exchange Act of 1934. The merger or consolidation of Tenant into or with any other entity, the sale of all or substantially all of Tenant's assets, or the dissolution of Tenant shall each be deemed to be an assignment within the meaning of this Section 7.

     d. Any assignment or subletting not in conformance with the terms of this Lease shall be void ab initio and Landlord shall have the right to terminate this Lease or to require that the Premises be surrendered to Landlord for the balance of the Term (in the case of an assignment) or for the term of the proposed sublease (in the case of a sublease)

     e. Notwithstanding the foregoing, provided that no default is then occurring hereunder, the assignment of the Lease to, or the subletting of the Premises by, an Approved Tenant Affiliated (hereinafter defined) shall not constitute an assignment or subletting requiring Landlord's prior approval; provided however that Tenant shall give Landlord at least twenty (20) days' prior written notice of such proposed assignment or subletting, along with whatever information and/or documentation Landlord reasonably requests regarding the Approved Tenant Affiliate, including without limitation proof that the proposed Approved Tenant Affiliate is affiliated with, and controls, is controlled by or is under common control with Tenant. As used herein, "Approved Tenant Affiliate" means an entity related to or affiliated with Tenant that controls (hereinafter defined), is controlled by or is under common control with, Tenant. As used herein, the term "control" means ownership of more than fifty percent (50%) of the voting stock, partnership interests or other ownership interests in the entity in question, along with the right to make all management decisions of the "controlled" entity).

     f. Except for proposed assignments to, or subleases with, Approved Tenant Affiliates, upon receipt of the notice referred to in Section 7.a(ii), above, Landlord may, at its option, in lieu of approving or rejecting the proposed assignment or subletting, exercise all or any of the following rights by written notice to Tenant of its intent to do so within fifteen (15) business days of receipt of Tenant's notice:

          (i) with respect to a proposed assignment of this Lease, the right to terminate this Lease on the effective date of proposed assignment as if it were the Lease Expiration Date;

          (ii) with respect to a proposed sublease of the entire Premises, the right to terminate this Lease on the effective date of the sublease as if it were the Lease Expiration Date;

          (iii) with respect to a proposed sublease of less than the entire Premises, the right to terminate this Lease as to the portion of the Premises affected by such sublease on the effective date of the sublease, as if it were the Lease Expiration Date, in which case Tenant shall execute and deliver to Landlord an appropriate modification of this Lease, in form satisfactory to Landlord in all respects within ten (10) days of Landlord's notice of partial termination, which modification of this Lease shall provide that the number of rentable square feet of the Premises shall be decreased by, and the Monthly Base Rent and Additional Rent payable by Tenant hereunder shall be adjusted in proportion to, the number of rentable square feet of the Premises affected by such termination, as determined by Landlord; or

          (iv) with respect to a proposed sublease for less than the balance of the Term, the right to sublet the portion of the Premises from the Tenant upon the same terms and conditions (including Annual Base Rent and Additional
Rent) set forth in this Lease for the term of the proposed sublease.

     g. If Landlord exercises any of its options under Section 7.f, above, Landlord may then lease (or sublease) the Premises or any portion thereof to Tenant's proposed assignee or subtenant, as the case may be, without any liability whatsoever to Tenant.

     h. Upon any assignment of this Lease or sublease of all or a portion of the Premises, any and all option rights, rights of first refusal, rights of first negotiation, and expansion rights shall terminate, it being understood that any and all such rights are personal to Tenant (and not to any assignee or subtenant) and are not appurtenant to the Premises or this Lease. Further, Tenant shall not have the right to exercise any such rights unless Tenant (and not any assignee or subtenant of Tenant) shall be in occupancy of all of the Premises at the time of the exercise of any such right. Tenant shall pay to Landlord an administrative fee in the amount of Three Hundred Dollars ($300.00) and shall reimburse Landlord for its reasonable attorneys' fees and other third party expenses incurred in reviewing any requested consent whether or not such consent is granted. Tenant shall not collaterally assign, mortgage, pledge, hypothecate or otherwise encumber this Lease or any of Tenant's rights hereunder without the prior written consent of Landlord, which consent Landlord may withhold in its sole discretion.

     i. Notwithstanding any such consent, the Tenant named herein will remain jointly and severally liable for the performance of all covenants and obligations contained in this Lease with each approved assignee or subtenant or occupant, who shall automatically become liable for the obligations of Tenant hereunder. Landlord shall be permitted to enforce the provisions of this Lease directly against the Tenant named herein and/or against any assignee or sublessee without proceeding in any way against any other person. Collection or acceptance of Rent or Additional Rent from any such assignee, subtenant or occupant shall not constitute a waiver or release of the Tenant named herein from the terms of any covenant or obligation contained in this Lease, nor shall such collection or acceptance in any way be construed to relieve the Tenant named herein from obtaining the prior written consent of Landlord to such assignment or subletting or any subsequent assignment or subletting.

8.   ALTERATIONS AND FIXTURES.

     a. Tenant shall neither make nor allow any alterations, decorations, replacements, changes additions or improvements (collectively referred to as "Alterations") to the Premises or any part thereof that will or may affect the structure of the Building, without the prior written consent of Landlord, which may be withheld by Landlord in its sole discretion. Tenant shall not make or allow any other kind of Alterations to the Premises or any part thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. All of such Alterations, structural or otherwise, must conform to all rules and regulations established from time to time by the Underwriters' Association of the jurisdiction in which the Building is located, must be performed in a good and workmanlike manner, must comply with all applicable building codes, laws and regulations (including, without limitation, the Americans with Disabilities Act), shall not require any changes to or modifications of any of the Building's mechanical, electrical, plumbing or other systems and shall otherwise be constructed in strict accordance with the terms and conditions of this Section 8. Notwithstanding the foregoing, Tenant shall not have to obtain Landlord's prior approval of any Cosmetic Alterations (hereinafter defined), provided, however, that Tenant shall provide Landlord with at least fifteen (15) days prior notice of the undertaking of such Cosmetic Alterations. As used herein, the term "Cosmetic Alterations" means painting, wallpaper and other similar Cosmetic Alterations which do not require a building permit to undertake and which cost in the aggregate less than Fifteen Thousand Dollars ($15,000.00). Notwithstanding the foregoing, Landlord must approve in its reasonable discretion all paint and carpet colors.

     b. It is understood and agreed by Landlord and Tenant that any Alterations undertaken in the Premises shall be constructed at Tenants sole expense. The costs of Alterations shall include, without limitation, the cost of engineering studies (if the Alterations will effect the base Building systems), supplies, plans and permits. If requested by Landlord, Tenant shall provide to Landlord satisfactory evidence of Tenant's ability to pay for such Alterations (including, but not limited to, a payment or performance bond). No consent by Landlord to any Alterations shall be deemed to be an agreement or consent by Landlord to subject Landlord's interest in the Premises, the Building or the Land to any mechanic's or materialman's liens which may bs filed in respect to such Alterations made by or on behalf of Tenant. If Landlord gives its consent as specified in Section 8.a, above, Landlord may impose as a condition to such consent such requirements as Landlord may deem necessary or desirable including, without limitation, the right to approve the plans and specifications for any work, supervision of the work by Landlord or its agents or by Landlords architect or contractor and the payment to Landlord or its agents, architect or contractor of a construction supervision fee (equal to three percent (3%) of the cost of the work) in connection therewith, the right to require security for the full payment of any work and the right to impose requirements as to the manner in which or the time or times at which work may be performed. Landlord shall also have the right to approve in its reasonable discretion the contractor or contractors who shall perform any Alterations, repairs in, to or about the Premises and to post notices of non-responsibility and similar notices, as appropriate.

     c. Tenant shall keep the Premises free from any liens arising out of any work performed on, or materials furnished to, the Premises, or arising from any other obligation incurred by Tenant. If any mechanic's or materialmen's lien is filed against the Premises, the Building and/or the Land for work claimed to have been done for or materials claimed to have been furnished to Tenant, such lien shall be discharged by Tenant within thirty (30) days thereafter, at Tenant's sole cost and expense, by the payment thereof or by filing any bond required by law. If Tenant shall fail to discharge any such mechanic's or materialman's lien, Landlord may, at its option, discharge the same and treat the cost thereof as Additional Rent payable with the installment of rent next becoming due; it being expressly covenanted and agreed that such discharge by Landlord shall not be deemed to waive or release the default of Tenant in not discharging the same. Tenant shall indemnify and hold harmless Landlord, the Premises and the Building from and against any and all expenses, liens, claims, actions or damages to person or property in connection with any such lien or the performance of such work or the furnishing of such materials. Tenant shall be obligated to, and Landlord reserves the right to, post and maintain on the Premises at any time such notices as shall in the reasonable judgment of Landlord be necessary to protect Landlord against liability for all such liens or actions.

     d. Any Alterations of any kind to the Premises or any part thereof, except Tenant's furniture and moveable trade fixtures, shall at once become part of the realty and belong to Landlord and shall be surrendered with the Premises, as a part thereof, at the end of the Term hereof; provided, however, that Landlord may, by written notice to Tenant at least thirty (30) days prior to the end of the Term, require Tenant to remove any Removal Alterations (hereinafter defined) and to repair any damage to the Premises caused by such removal, all at Tenant's sole expense. As used herein, the term "Removal Alterations" shall mean any Alteration(s) (excluding Cosmetic Alterations): (i) which Landlord, in a written notice delivered to Tenant contemporaneously with Landlord's consideration of Tenant's request for approval of such Alteration; indicates to Tenant must be removed by Tenant at the end of the Term; or (ii) with respect to which Tenant did not inquire of Landlord, contemporaneously with Tenant's request for approval of such Alteration, whether or not such Alteration would have to be removed at the end of the Term. Any article of personal property, including business and trade fixtures, not attached to or built into the Premises, which were installed or placed in the Premises by Tenant at its sole expense, shall be and remain the property of the Tenant and may be removed by Tenant at any time during the Term as long as Tenant is not in default hereunder and provided that Tenant repairs any damage to the Premises or the Building caused by such removal.

9.   UTILITIES AND SERVICES.

     a. Landlord shall furnish the following utilities and services to or for the benefit of the Premises: electric current (for lighting and operation of normal desk-type office machines); water; lavatory supplies; heat and air-conditioning during the appropriate seasons of the year as reasonably required; elevator service; and cleaning and char service (after 6:00 p.m. Monday through Friday, excluding federal public holidays ("Holidays")). Central air conditioning and heating shall be supplied to the Premises during Normal Business Hours (hereinafter defined). At times other than the Normal Business Hours, central air conditioning and heating shall be provided to Tenant upon at least twenty-four (24) hours' prior notice from Tenant, and upon payment by Tenant of the hourly charge established by Landlord for each hour (or a portion thereof) of after-hours usage The current charge for such after-hours HVAC service is $35.00 per hour. As used herein, the term "Normal Business Hours" means Monday through Friday 8:00 a.m. to 6:00 p.m., Saturdays 8:00 a.m. to 1:30 p.m., excluding Holidays. In addition, Landlord may impose a reasonable additional charge for any additional or unusual services required to be provided by Landlord to Tenant because of the carelessness of Tenant, the nature of Tenant's business or the removal of any refuse and rubbish from the Premises except for discarded material placed in wastepaper baskets and left for emptying as an incident to Tenant's normal cleaning of the Premises. In the event that Landlord must temporarily suspend or curtail services because of accident and repair, Landlord shall have no liability to Tenant for such suspension or curtailment or due to any restrictions on use arising therefrom or relating thereto, and Landlord shall proceed diligently to restore such service. No interruption or malfunction of any such services shall constitute an actual or constructive eviction or disturbance of Tenant's use and possession of the Premises or of the Building or a breach by Landlord of any of its obligations hereunder or render Landlord liable for damages or grant Tenant any right of setoff or claim against Landlord or constitute a constructive or other eviction of Tenant or, except as expressly set forth immediately below, entitle Tenant to be relieved from any of Tenant's obligations hereunder (including the obligation to pay rent). In the event of any such interruption, Landlord shall use reasonable diligence to restore such services. Notwithstanding the foregoing, in the event that (i) any utilities or essential services being provided to Tenant hereunder are interrupted and such interruption renders the Premises untenantable for use and occupancy by Tenant, or (ii) owing to fire or casualty or other reasons not caused by, or within the control of, Tenant, Tenant is denied total access to the Premises, and such interruption or denial of access to the Premises continues for ten (10) consecutive business days, and Tenant in fact ceases to use or occupy the Premises during the entirety of such period of interruption or denial of access, then in such event Tenant shall be entitled to an abatement of Annual Base Rent and Additional Rent beginning on the date on which Tenant vacates the Premises and ending on the date on which such utility or service or access to the Premises has been restored.

     b. Tenant will not connect to electric current any apparatus or device for the purpose of using electric current or water, except through existing electrical outlets in the Premises or water pipes. If Tenant shall require water or electricity materially in excess of that which would otherwise be furnished or supplied for the intended use of the Premises, Tenant shall first secure the written consent of Landlord for the use thereof, which consent Landlord may refuse in its absolute discretion. Landlord may condition its consent upon the requirement that a water meter or electric current meter be installed in the Premises, so as to measure the amount of water and electric current consumed for any such excess use. The cost of such meters and installation, maintenance and repair thereof, the cost of any such excess utility use as shown by said meter, the cost of any new or additional utility installations, including, without limitation, wiring and plumbing, resulting from such excess utility use, and the cost of any additional expenses incurred in keeping count of such excess utility use shall be paid by Tenant promptly upon demand by Landlord or, if Tenant is billed separately therefor, promptly upon receipt of a bill for same. Whenever heat generating machines or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord.

     c. Tenant shall not install equipment of any kind or nature whatsoever nor engage in any practice or use which will or may necessitate any changes, replacements or additions to, or in the use of, the water system, heating system, plumbing system, air conditioning system, electrical system, floor load capacities, or other mechanical or structural system of the Premises or the Building without first obtaining the prior written consent of Landlord, which consent may be conditioned upon, but not limited to, Tenant first securing at its expense additional Building capacity for said service. Tenant shall have the right to install and operate in the Premises personal computers and other electrically-operated office equipment normally used in modern offices; provided, however, Tenant shall be responsible for paying for any excess utility consumption arising from any such change, replacement, use or addition, such payments to be based on Landlord's reasonable estimate or, at Landlord's option, a submeter or similar device to measure such usage (said device to be installed at Tenant's expense). Additionally, in the event that Landlord reasonably determines that Tenant's electrical consumption exceeds standard office use, Tenant shall pay the amount of such excess electrical consumption, as reasonably determined by Landlord, within thirty (30) days after demand therefor. Machines, equipment and materials belonging to Tenant which cause vibration, noise, cold, heat, fumes or odors that may be transmitted outside of the Premises to such a degree as to be objectionable to Landlord in Landlord's sole opinion or to any other tenant in the Building shall be treated by Tenant at its sole expense so as to eliminate such objectionable condition, and shall not be allowed to operate until such time as the objectionable condition is remedied to Landlord's satisfaction.

     d. Tenant shall comply, at its sole cost and expense, with all orders, requirements and conditions now or hereafter imposed by any ordinances, laws, orders and/or regulations (hereinafter collectively called "regulations") of any governmental body having jurisdiction over the Premises or the Building, whether required of Landlord or otherwise, regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash (hereinafter collectively called "waste products") including, but not limited to, the separation of such waste products into receptacles reasonably approved by Landlord and the removal of such receptacles in accordance with any collection schedules prescribed by such regulations. Landlord reserves the right (i) to refuse to accept from Tenant any waste products that are not prepared for collection in accordance with any such regulations, (ii) to require Tenant to arrange for waste product collection at Tenant's sole cost and expense, utilizing a contractor reasonably satisfactory to Landlord, and (iii) to require Tenant to pay all costs, expenses, fines, penalties, or damages that may be imposed on Landlord or Tenant by reason of Tenant's failure to comply with any such regulations. Notwithstanding the foregoing, if Tenant is unable to comply with Landlord's standard procedures regarding the internal collection, sorting, separation and recycling of waste products, Landlord shall use reasonable efforts to arrange for alternative procedures for Tenant, and Tenant shall pay Landlord all additional costs incurred by Landlord with respect thereto.

     e. Throughout the Term, Landlord shall be responsible for maintaining, repairing and replacing, as necessary, and in a manner consistent with comparable office buildings of similar age and location in the Herndon, Virginia area: (i) the roof, exterior walls, floor slabs, foundations, exterior windows and other structural elements of the Building; (ii) the HVAC, plumbing, elevators, electrical, mechanical, fire and life safety and other base Building systems serving the Premises; and (iii) the common areas of the Building and the Land. Landlord shall also wash the exterior windows of the Building at least twice during each full calendar year of the Term. All costs incurred by Landlord in undertaking such work shall be included in Operating Expenses.

10.  RIGHTS OF LANDLORD.

     a. Landlord reserves the right to: (i) change the name of the Buildings without notice or liability to the Tenant; (ii) approve the design, location, number, size and color of all signs or lettering on the Premises or visible from the exterior of the Premises; (iii) have pass keys to the Premises; (iv) grant to anyone the exclusive right to conduct any particular business or undertaking in the Buildings; and (v) enter the Premises at any reasonable time upon reasonable prior notice (or at any time without notice in the event of any emergency) for inspections; to supply any service to be provided by Landlord hereunder; to show the Premises to prospective purchasers or tenants; to post notices of non-responsibility; to affix and display "For Rent" signs; and to make repairs, alterations, additions or improvements to the Premises or the Building.

     b. Without limiting the generality of the provisions of Section lO.a, above, Landlord shall have the right to remove, alter, improve, renovate or rebuild the common areas of the Buildings (including, but not limited to, the lobby, hallways and corridors thereof), and to install, repair, replace, alter, improve or rebuild in the Premises, other tenants' premises and/or the common areas of the Buildings (including the lobby, hallways and corridors thereof), any mechanical, electrical, water, sprinkler, heating, air conditioning and ventilating systems, at any time during the Term of this Lease. In connection with making any such installations, repairs, replacements, alterations, additions and improvements under the terms of this Section 10, Landlord shall have the right to access through the Premises as well as the right to take into and upon and through the Premises or any other part of the Building, all materials that may be required to make any such repairs, replacements, alterations, additions or improvements, as well as the right in the course of such work to close entrances, doors, corridors, elevators or other Building facilities or temporarily to cease the operations of any such facilities or to take portions of the Premises reasonably necessary in connection with such work, without being deemed or held guilty of an eviction of Tenant; provided however that Landlord agrees to use all reasonable efforts not to interfere with or interrupt Tenant's business operation in the Premises and all trade fixtures and other equipment owned by Tenant and located in the Premises. Landlord shall have the right to install, use and maintain pipes and conduits in and through the Premises including, without limitation, telephone installations, provided that they do not materially adversely affect Tenants access to or use of the Premises.

     c.   INTENTIONALLY OMITTED.

     d. Subject to the provisions of Section 12.d, below, except for injury, loss or damage to Tenant resulting from Landlord's gross negligence or willful misconduct, Landlord shall not be liable to Tenant for any expense, injury, loss or damage resulting from its exercise of any rights under this Section 10, all claims against Landlord for any and all such liability being hereby expressly released by Tenant. Landlord shall not be liable for damages to Tenant's property, business or person to Tenant by reason of interference with the business of Tenant or inconvenience or annoyance to Tenant or the customers of Tenant. The rent reserved herein shall not abate while Landlord's rights under this Section 10 are exercised, and Tenant shall not be entitled to any set-off or counterclaims for damages of any kind against Landlord by reason thereof, all such claims being hereby expressly released by Tenant.

     e. Landlord shall have the right to use any and all means which Landlord may deem proper to open all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes, in any emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means shall not be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof.

11.  LIABILITY.

     a. Landlord and its agents, officers, directors and employees assume no liability or responsibility whatsoever with respect to the conduct or operation of the business to be conducted in the Premises and shall have no liability for any claim of loss of business or interruption of operations (or any claim related thereto). Landlord and its agents, officers, directors and employees shall not be liable for any accident to or injury to any person or persons or property in or about the Premises which are caused by the conduct and operation of said business or by virtue of equipment or property of the Tenant in said Premises. Tenant agrees to hold Landlord and its agents, officers, directors and employees harmless against all such claims. Landlord and its agents, officers, directors and employees shall not be liable to Tenant, its employees, agents, business invitees, licensees, customers, clients, family members or guests for any damage, compensation or claim arising from the necessity of managing the Premises or the Building, repairing any portion of the Premises or the Building, the interruption in the use of the Premises, accident or damage resulting from the use of operation (by Landlord and its agents, officers, directors and employees, Tenant, or any other person or persons whatsoever) or failure of elevators, or heating, cooling, electrical or plumbing equipment or apparatus, or the termination of this Lease by reason of the destruction of the Premises, or from any fire, robbery, theft, mysterious disappearance and/or any other casualty, or from any leakage in any part of portion of the Premises or the Building, or from water, rain or snow that may leak into or flow from any part of the Premises or the Building, or from any other cause whatsoever, unless occasioned by the willful misconduct or acts of gross negligence of Landlord. Any goods, property or personal effects, stored or placed by the Tenant in or about the Premises or the Building, shall be at the risk of the Tenant, and Landlord and its agents, officers, directors and employees shall not in any manner be held responsible therefor. The agents and employees of Landlord are prohibited from receiving any packages or other articles delivered to the Building for Tenant, and if any such agent or employee receives any such package or articles, such agent or employee shall be the agent of the Tenant for such purposes and not of Landlord.

     b. Subject to the provisions of Section 12.d, below, Tenant hereby agrees to indemnify and hold Landlord and its agents, officers, directors and employees harmless from and against any cost, damage, claim, liability or expense (including attorneys' fees) incurred by or claimed against Landlord and its agents, officers, directors and employees, directly or indirectly, as a result of or in any way arising from (i) Tenant's use and occupancy of the Premises or in any other manner which relates to the business of the Tenant, including, but not limited to, any cost, damage, claim, liability or expense arising from any violation of any zoning, health, Environmental Laws or other laws, ordinance, order, rule or regulation of any governmental body or agency; (ii) the negligence of Tenant, its officers, directors, employees and agents; (iii) any default, breach or violation of this Lease by Tenant; or (iv) injury or death to individuals or damage to property sustained in or about the Premises.

12.  INSURANCE.

     a. Tenant shall maintain at all times during the Term hereof and at its sole cost and expense, broad-form commercial general liability insurance for bodily injury and property damage naming Landlord as an additional insured, in such amounts as are adequate to protect Landlord and Landlord's managing agents against liability for injury to or death of any person in connection with the use, operation or condition of the Premises. Such insurance at all times shall be in an amount of not less than Three Million Dollars ($3,000,000) combined single limit aggregate for bodily injury or death or damage to property. If, in the opinion of the insurance broker retained by Landlord, the amount of public liability and property damage insurance coverage at any time during the Term is not adequate, Tenant shall increase the insurance coverage as required by Landlord's insurance broker. In no event shall the limits of such policy be considered as limiting the liability of Tenant under this Lease.

     b. Tenant shall at all times during the Term hereof maintain in effect policies of insurance covering any Alterations, additions or improvements as may be made by Tenant after the Commencement Date, interior plate glass, trade fixtures, merchandise and all other personal property from time to time in or on the Premises, in an amount not less than one hundred percent (100%) of their actual replacement cost, providing protection against all risks covered by standard form of "Fire and Extended Coverage Insurance," together with insurance against vandalism and malicious mischief.

Tenant shall also maintain at its sole cost and expense workman's compensation insurance in the maximum amount required by law.

     c. All insurance required to be carried by Tenant shall be issued by responsible insurance companies, qualified to do business in the Commonwealth of Virginia and reasonably acceptable to Landlord. Each policy shall name Landlord and the property management company retained by Landlord at the Building, as additional insureds, and shall contain a provision that the same may not be cancelled or reduced without providing Landlord not less than thirty (30) days' prior written notice. Copies of all policies or, at Landlord's option, certificates of insurance (ACORD 27 only) evidencing the existence and amounts of said insurance shall be delivered to Landlord no later than five (5) days prior to the Commencement Date, and renewals thereof shall be delivered to Landlord at least ten (10) days prior to the expiration of any such policy. If Tenant fails to adhere to the requirements of this Section 12, Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be deemed Additional Rent hereunder and shall be payable by Tenant upon demand. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder, entitling Landlord to exercise any or all of the remedies provided in this Lease. Any policy may be carried under so-called "blanket coverage" form of insurance policies. Tenant shall obtain and furnish evidence to Landlord of the waiver by Tenant's insurance carriers of any right of subrogation against Landlord.

     d. Each party hereby waives any and every right or cause of action for any and all loss of, or damage to, any of its property (whether or not such loss or damage is caused by the fault or negligence of the other party or anyone for whom said other party may be responsible), which loss or damage is covered by valid and collectible fire, extended coverage, "All Risk" or similar policies, maintained by such party or required to be maintained by such party under this Lease, but only to the extent that such loss or damage is recovered under said insurance policies (if such policy or policies have been obtained) or would have been recovered if such party had obtained the required insurance coverage hereunder. Written notice of the terms of said mutual waivers shall be given to each insurance carrier and said insurance policies shall be properly endorsed, if necessary, to prevent the invalidation of said insurance coverages by reason of said waivers.

     e. Throughout the Term, Landlord shall maintain fire and casualty insurance covering the Building in a then-commercially reasonable amount relative to comparable buildings in the Herndon, Virginia area.

13.  FIRE OR CASUALTY.

     a. If the Premises or any part thereof shall be damaged by fire or any other cause, Tenant shall give prompt notice thereof to Landlord. If, in the judgment of Landlord's architect, restoration of the Premises is possible within a period of six (6) months from the date of the damage, Landlord shall restore the Premises to the extent of the improvements therein on the Commencement Date, provided adequate insurance proceeds are available and Tenant shall make all of its insurance proceeds available to Landlord in accordance with Tenant's insurance obligations set forth in Section 12, above (subject to any prior rights of any mortgagee in and to such proceeds). In addition, Tenant shall repair and restore, at Tenant's sole expense, all Alterations made by Tenant in the Premises and all trade fixtures and other equipment and property owned by Tenant and located in the Premises. If the Premises are unusable, in whole or in part, during such restoration, the Monthly Base Rent and Additional Rent hereunder shall be abated to the extent and for the period that the Premises are unusable; provided, however, that if such damage or destruction shall result from the fault of Tenant, its agents, servants or invitees, Tenant shall not be entitled to any abatement of Monthly Base Rent or Additional Rent.

     b. If restoration is not possible on the sole judgment of Landlord's architect within the aforesaid six (6) month period, Landlord shall so notify Tenant, and Landlord and Tenant shall each have the right to terminate this Lease by giving written notice thereof to the other party within sixty (60) days after the occurrence of such damage, in which event this Lease and the tenancy hereunder shall terminate as of the date of such damage or destruction and the Monthly Base Rent and Additional Rent will be apportioned as of the date of such damage or destruction. If neither party exercises its right of termination, the Premises shall be restored as provided above.

     c. In case the Building generally is so severely damaged by fire or other casualty (although the Premises may not be affected) that Landlord shall decide in its sole discretion not to rebuild or reconstruct the Building, then this Lease and the tenancy hereunder shall terminate on the date specified by Landlord in a notice given no later than sixty (60) days after the date of such casualty.

14. EMINENT DOMAIN. If the Premises or any part thereof shall be taken by any governmental or quasi-governmental authority pursuant to the power of eminent domain, Tenant shall make no claim for compensation in such proceedings. All sums awarded or agreed upon between Landlord and the condemning authority for the taking of the interest of Landlord or Tenant, whether as damages or as compensation, will be the property of Landlord. In the event of such taking rent shall be paid to the date of vesting of title in the condemning authority Notwithstanding the foregoing, Tenant shall have the right to make a separate claim with the condemning authority for Tenant's expenses associated with moving from the Premises; provided said claim in no way affects or reduces Landlord's claims hereunder.

15.  SUBORDINATION AND ESTOPPEL CERTIFICATES.

     a. This Lease shall be subject and subordinate at all times to all ground or underlying leases which now exist or may hereafter be executed affecting the Building or any part thereof or the Land, and to the lien of any mortgages or deeds of trust in any amount or amounts whatsoever now or hereafter placed on or against the Building or any part thereof or the Land, or on or against Landlord's interest or estate therein or on or against any ground or underlying lease without the necessity of having further instruments on the part of Tenant to effectuate such subordination. Upon request of Landlord, Tenant will execute any further written instrument necessary to subordinate its rights hereunder to any such underlying leases or liens. If, at any time, or from time to time during the Term, any mortgagee shall request that this Lease have priority over the lien of such mortgage, and if Landlord consents thereto, this Lease shall have priority over the lien of such mortgage and all renewals, modifications, replacements, consolidations and extensions thereof and all advances made thereunder and interest thereon, and Tenant shall, within ten (10) days after receipt of a request therefor from Landlord, execute, acknowledge and deliver any and all documents and instruments confirming the priority of this Lease. In any event, however, if this Lease shall have priority over the lien of a first mortgage, this Lease shall not become subject or subordinate to the lien of any subordinate mortgage, and Tenant shall not execute any subordination documents or instruments for any subordinate mortgagee, without the written consent of the first mortgage.

     b.   In the event of (i) a transfer of Landlord's interest in the Building,
(ii) the termination of any ground or underlying lease of the Building or the Land, or both, or (iii) the purchase or other acquisition of the Building or Landlord's interest therein in a foreclosure sale or by deed in lieu of foreclosure under any mortgage or deed of trust, or pursuant to a power of sale contained in any mortgage or deed of trust, then in any of such events Tenant shall, at the request of Landlord or Landlord's successor in interest, attorn to and recognize the transferee or purchaser of Landlord's interest or the lessor under the terminated ground or underlying lease, as the case may be, as Landlord under this Lease for the balance then remaining of the Term, and thereafter this Lease shall continue as a direct lease between such person or entity, as "Landlord," and Tenant, as "Tenant," except that such lessor, transferee or purchaser shall not be liable for any act or omission of Landlord before such lease termination or before such person's succession to title, nor be subject to any offset, defense or counterclaim accruing before such lease terminiation or before such person's succession to title, nor be bound by any payment of Monthly Base Rent or Additional Rent before such lease termination or before such person's succession to title for more than one month in advance.

     c. Tenant shall, at any time, and from time to time, upon ten (10) days' prior written notice from Landlord, furnish Landlord an estoppel agreement addressed to Landlord, Landlord's mortgagee and any prospective purchaser of the Building and the Land, substantially in the form attached hereto as Exhibit D and incorporated herein by this reference.

16.  DEFAULT AND REMEDIES.

     a. If Tenant shall (i) fail to pay any installment of Monthly Base Rent, although no legal or formal demand has been made therefor, within five (5) calendar days after the due date therefor, or (ii) fail to make any payment of Additional Rent or any other payment required by the terms and provisions hereof, within five (5) days after notice or demand therefor; or (iii) convey, assign, mortgage or sublet this Lease or the Premises or any part thereof, or attempt any of the foregoing, without the prior written consent of Landlord; or
(iv) commit or suffer to exist an Event of Bankruptcy (as hereinafter defined), or (v) violate or fail to perform any of the other terms, conditions, covenants, or agreements herein made by Tenant and fails to cure such default within fifteen (15) calendar days after written notice, provided, however, that if the nature of Tenant's failure is such that more than fifteen (15) days are reasonably required for its cure, then Tenant shall not be in default if it begins such cure within the fifteen (15) day period described above and thereafter diligently prosecutes such cure to completion within an additional thirty (30) days; then there shall be deemed to have been committed an "Event of Default."

     b. In the event of any Event of Default, Landlord may at any time thereafter, without notice and demand and without limiting Landlord in the exercise of any other right or remedy which Landlord may have by reason of such default or breach do any of the following:

          (i) Landlord may terminate this Lease, by giving written notice of such termination to Tenant, whereupon this Lease shall automatically cease and terminate and Tenant shall be immediately obligated to quit the Premises. Any other notice to quit or notice of Landlord's intention to re-enter the Premises is hereby expressly waived. If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, subject, however, to the right of Landlord to recover from Tenant all rent and any other sums accrued up to the time of termination or recovery of possession by Landlord, whichever is later.

          (ii) With or without the termination of this Lease, Landlord may proceed to recover possession of the Premises under and by virtue of the provisions of the laws of the Commonwealth of Virginia, or by such other proceedings, including re-entry and possession, as may be applicable. If this Lease is terminated or Landlord recovers possession of the Premises before the expiration of the Term by reason of Tenant's default as hereinabove provided, or if Tenant shall abandon or vacate the Premises before the Lease Expiration Date without having paid the full rental for the remainder of such Term, Landlord shall have the option to take reasonable steps to relet the Premises for such rent and upon such terms as are not unreasonable under the circumstances and, if the full rental reserved under this Lease (and any of the costs, expenses or damages indicated below) shall not be realized by Landlord, Tenant shall be liable for all damages sustained by Landlord, including, without limitation, deficiency in rent during any period of vacancy or otherwise; the costs of removing and storing the property of Tenant or of any other occupant; all reasonable expenses incurred by Landlord in enforcing Landlord's remedies, including reasonable attorneys' fees and Late Charges as provided herein; and reasonable attorneys' fees, advertising, brokerage fees and expenses of placing the Premises in first class rentable condition. Landlord, in putting the Premises in good order or preparing the same for rerental may, at Landlord's option, make such alterations, repairs, or replacements in the Premises as Landlord, in its sole judgment, considers advisable and necessary for the purpose of reletting the Premises, and the making of such alterations, repairs, or replacements shall not operate or be construed to release Tenant from liability hereunder as aforesaid.

          (iii) Any damage or loss of rent sustained by Landlord may be recovered by Landlord, at Landlord's option, at the time of termination of this Lease, the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or at Landlord's option in a single proceeding deferred until the expiration of the Term (in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of said
Term) or in a single proceeding prior to either the time of reletting or the expiration of the Term. If Landlord elects to repossess the Premises without terminating this Lease, then Tenant shall be liable for and shall pay to Landlord all rent and other indebtedness accrued to the date of such repossession, plus rent required to be paid by Tenant to Landlord during the remainder of this Lease until the date of expiration of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period (after deducting expenses incurred by Landlord as provided in Section 16.b(ii), above). In no event shall Tenant be entitled to any excess of any rent obtained by reletting over and above the rent herein reserved. Actions to collect amounts due from Tenant as provided in this Section 16.b(iii) may be brought from time to time, on one or more occasions, without the necessity of Landlord's waiting until expiration of the Term. Upon termination of this Lease or repossession of the Premises following a default hereunder, Landlord may relet the whole or any portion of the Premises for any period, to any tenant, and for any use and purpose on such terms and at such rentals as Landlord in its exclusive judgment may determine.

     C. Notwithstanding the foregoing, if Landlord terminates this Lease pursuant to Section 16.b(i), above, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord on demand, as and for liquidated and agreed final damages for Tenant's default, an amount equal to the difference between (i) all Monthly Base Rent, Additional Rent and other sums which would be payable under this Lease from the date of such demand (or, if it is earlier, the date to which Tenant shall have satisfied in full its obligations under Section 16.b(ii), above) for what would be the then unexpired Term in the absence of such termination, and (ii) the air market rental value of the Premises over the same period (net of all expenses and all vacancy periods reasonably projected by Landlord to be incurred in connection with the reletting of the Premises), with such differential discounted at the rate of six percent (6%) per annum. Nothing herein shall be construed to affect or prejudice Landlord's right to prove, and claim in full, unpaid Rent or any other amounts accrued prior to termination of this Lease.

     d. Notwithstanding anything herein to the contrary, upon the occurrence of an Event of Default hereunder, Landlord, with or without terminating the Lease, may immediately reenter and take possession of the Premises and evict Tenant therefrom, without legal process of any kind, using such force as may be necessary, without being liable for or guilty of trespass, forcible entry or any other tort. Landlord's right to exercise such "self-help" remedy shall be in addition to, and not in limitation of, Landlords other rights and remedies hereunder for a breach by Tenant of its obligations under the Lease.

     e. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event Tenant is evicted or dispossessed for any cause, or in the event Landlord obtains possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise. In addition, Tenant hereby expressly waives any and all rights to bring any action whatsoever against any tenant taking possession after Tenant has been dispossessed or evicted hereunder, or to make any such tenant or party to any action brought by Tenant against Landlord.

     f. Landlord and Tenant shall and each does hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease or its termination, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises or any claim of injury or damage and any emergency statutory or any other statutory remedy. In the event Landlord commences any summary proceeding for nonpayment of Rent or Additional Rent, or commences any other action or proceeding against Tenant in connection with this Lease, Tenant will interpose no counterclaim of whatever nature or description in any such proceeding.

     g. Nothing contained herein shall prevent the enforcement of any claim Landlord may have against Tenant for anticipatory breach of the unexpired Term. In the event of a breach or anticipatory breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if reentry, summary proceedings and other remedies were not provided for herein.

     h. If Tenant is a sovereign nation or claims the protection of any diplomatic or sovereign immunity then, for purposes of any action by Landlord against Tenant to enforce the terms and conditions of this Lease, Tenant hereby waives and relinquishes any and all rights to immunity under the Foreign Sovereign Immunities Act of 1976, 28 U.S.C. (S)(S)1602-1611 or otherwise, including, but not limited to, immunity from jurisdiction, from execution upon a judgment entered by any Court of the United States or of the Commonwealth of Virginia, and/or from attachment in aid of execution of any such judgment. In addition, in the event Tenant shall fail to pay all rents due under the terms of this Lease or shall be in substantial default of any other provision of this Lease and Landlord seeks repossession of the Premises, Tenant hereby waives and relinquishes all immunity under the Vienna Convention on Consular Relations,
21. U.S.T. 77, T.I.A.S. No. 6820, or otherwise, including, but not limited to, immunity from execution of a writ of restitution.

     i. In the event of any default by Landlord, Tenant's exclusive remedy shall be an action for damages (Tenant hereby waiving the benefit of any laws granting Tenant a lien upon the property of Landlord or upon rent due Landlord), but prior to any such action Tenant will give Landlord notice specifying such default with particularity, and Landlord shall have thirty (30) days after receipt of such notice in which to cure any such default; provided, however, that if such default cannot, by its nature, be cured within such period, Landlord shall not be deemed in default if Landlord shall within such period commence to cure such default and shall diligently prosecute the same to completion. Unless and until Landlord fails so to cure any default after notice, Tenant shall have no remedy or cause of action by reason thereof. All obligations of Landlord hereunder will be construed as covenants, not conditions; all such obligations will be binding upon Landlord only during the period of its ownership of the Building and not thereafter; and no default or alleged default by Landlord shall relieve or delay performance by Tenant of its obligations to continue to pay Monthly Base Rent and Additional Rent hereunder as and when the same shall be due.

17. PAYMENT OF TENANT'S OBLIGATIONS BY LANDLORD AND UNPAID RENT. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense. If Tenant shall fail to pay any sum of money, other than rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue beyond any applicable grace period set forth in this Lease, Landlord may, without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part. All sums so paid by Landlord and all necessary incidental costs, together with interest per annum thereon at two percentage points (2%) over the prime interest rate ("Prime Rate") then in effect at The Riggs National Bank of Washington, D.C. (or such other bank designated by Landlord), from the date of such payment by Landlord shall be payable to Landlord as Additional Rent hereunder, on demand, and Tenant covenants and agrees to pay any such sums. Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of the rent. In addition, any rent, including, without limitation, Annual Base Rent, Operating Cost Pass-Throughs, Real Estate Tax Pass-Throughs and Late Charges, which are not paid timely will accrue interest per annum at two percentage points (2%) over the Prime Rate from the date such payments are due.

18. VOLUNTARY SURRENDER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

19. ABANDONMENT OF PERSONAL PROPERTY. Upon the expiration of the Term or earlier termination of this Lease Tenant shall forthwith remove Tenant's goods and effects and those of any other persons claiming under Tenant, or subtenancies assigned to it, and quit and deliver the Premises to Landlord peaceably and quietly. Goods and effects not removed by Tenant after termination of this Lease (or within forty-eight (48) hours after a termination by reason of Tenant's default) shall be considered abandoned. Landlord shall give Tenant notice of right to reclaim abandoned property pursuant to applicable local law and may thereafter dispose of the same as it deems expedient, including storage in a public warehouse or elsewhere at the cost and for the account of Tenant, but Tenant shall promptly upon demand reimburse Landlord for any expenses incurred by Landlord in connection therewith, including reasonable attorney's fees.

20. HOLD-OVER. If Tenant shall not immediately surrender the Premises at the expiration of the Term then Tenant shall, by virtue of the provisions of this
Section 20, become a tenant by the month. In such event Tenant shall be required to pay one hundred fifty percent (150%) of the amount of the Monthly Base Rent then in effect and as subsequently escalated in accordance with the provisions hereof, together with all Additional Rent in effect during the last month of the Term commencing said monthly tenancy with the first day next after the end of the Term; and said Tenant, as a month-to-month tenant, shall be subject to all of the conditions and covenants of this Lease as though the same had originally been a monthly tenancy, except as otherwise provided above with respect to the payment of Rent. Each party hereto shall give to the other at least thirty (30) days' written notice to quit the Premises, except in the event of non-payment of Rent provided for herein when due, or of the breach of any other covenant by the said Tenant, in which event, Tenant shall not be entitled to any notice to quit, the usual thirty (30) days' notice to quit being expressly waived; provided, however, that in the event that Tenant shall hold over after expiration of the Term, and if Landlord shall desire to regain possession of said Premises promptly at the expiration of the Term, then at any time prior to the acceptance of the Rent by Landlord from Tenant, as a monthly tenant hereunder, Landlord, at its election or option, may reenter and take possession of the Premises forthwith, without process, or by any legal action or process in the Commonwealth of Virginia.

21.  PARKING.

     a. Tenant may use up to twenty-two (22) unreserved parking spaces in the surface lot located adjacent to the Building (the "Lot"), which parking spaces shall be available on a first come, first served basis with all other tenants of the Buildings and their respective employees, licensees and invitees.

     b. Tenant agrees that it and its employees shall observe reasonable safety precautions in the use of the Building's parking areas, and shall at all times abide by all rules and regulations promulgated by Landlord governing the use of the Building's parking areas. It is understood and agreed that Landlord does not assume any responsibility for any damage or loss to any automobiles parked on the Lot or to any personal property located therein, or for any injury sustained by any person in or about the Building's parking areas.

22. NOTICES. Any and all notices or demands required or permitted herein shall be in writing and served (i) personally, (ii) by certified mail, return receipt requested, or (iii) by guaranteed overnight courier, at the addresses provided in Section 1.g, above. If served personally, service shall be conclusively deemed made at the time of such delivery. If served by certified mail, service shall be conclusively deemed made forty-eight (48) hours after the deposit thereof in the United States mail, postage prepaid, pursuant to this
Section 22. If served by overnight courier, service shall be conclusively deemed made one (1) business day after deposit with such courier. Either party may specify a different address according to the terms of this Section 22.

23. BROKERS. Landlord and Tenant recognize LPC Commercial Services, Inc., as Landlord's broker and CB Richard Ellis, as Tenant's broker, as the sole brokers (the "Brokers") with respect to this Lease and Landlord agrees to be responsible for the payment of any leasing commissions owed to the aforesaid Brokers in accordance with the terms of separate commission agreements entered into between Landlord and each of said Brokers. Landlord and Tenant each represents and warrants to the other that no other broker has been employed in carrying on any negotiations relating to this Lease and shall each indemnify and hold harmless the ether from any claim for brokerage or other commission arising from or out of any breach of the foregoing representation and warranty.

24. LANDLORD'S LIEN. To secure the payment of all Annual Base Rent and Additional Rent due and to become due hereunder and to assure the faithful performance of all of the other covenants of this Lease required to be performed by Tenant, Tenant hereby grants to Landlord an express contractual lien on and security interest in all property, chattels or merchandise which may be placed in the Premises and also upon all proceeds of any insurance which may accrue to Tenant by reason of damage to or destruction of any such property, chattels or merchandise. All exemption laws are hereby waived by Tenant. Such contractual lien and security interest are: granted in addition to Landlord's statutory and common law liens and shall be cumulative hereto; and may be foreclosed with or without court proceedings, by public or private sale, upon not less than three
(3) days' prior notice. Landlord shall have the right to become purchaser upon being the highest bidder at such sale. Upon request of Landlord, Tenant shall execute Uniform Commercial Code financing statements relating to the aforesaid security interest.

25. RULES AND REGULATIONS. Tenant shall at all times comply with the rules and regulations set forth in Exhibit E attached hereto and with any reasonable additions thereto and modifications thereof adopted from time to time by Landlord; Tenant shall be given five (5) business days' written notice of any such additions and modifications. Each such rule or regulation shall be deemed to be a covenant of this Lease to be performed and observed by Tenant.

26. QUIET ENJOYMENT. Landlord covenants that, if Tenant is not in default hereunder, Tenant shall at all times during the Term peaceably and quietly have, hold and enjoy the Premises without disturbance from Landlord, subject to the terms of this Lease and to the rights of the parties presently or hereinafter secured by any deed of trust or mortgage against the Building.

27.  ENVIRONMENTAL CONCERNS.

     a. Tenant, its agents, employees, contractors or invites shall not (i) cause or permit any Hazardous Materials (hereinafter defined) to be brought upon, stored, used or disposed on, in or about the Premises and/or the Building, or (ii) knowingly permit the release, discharge, spill or emission of any Hazardous Material in or from the Premises.

     b. Tenant hereby agrees that it is and shall be fully responsible for all costs, expenses, damages or liabilities (including, but not limited to those incurred by Landlord and/or its mortgagee) which may occur from the use, storage, disposal, release, spill, discharge or emissions of Hazardous Materials by Tenant whether or not the same may be permitted by this Lease. Tenant shall defend, indemnify and hold harmless Landlord, its mortgagee and its agents from and against any claims, demands, administrative orders, judicial orders, penalties, fines, liabilities, settlements, damages, costs or expenses (including, without limitation, reasonable attorney and consultant fees, court costs and litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to the use, storage, disposal, release, discharge, spill or emission of any Hazardous Material, or the violation of any Environmental Laws, by Tenant, its agents, employees, contractors or invites. The provisions of this Section 27 shall be in addition to any other obligations and liabilities Tenant may have to Landlord at law or in equity and shall survive the transactions contemplated herein or any termination of this Lease.

     c. As used in this Lease, the term "Hazardous Materials" shall include, without limitation:

         (i) Those substances included within the definitions of "hazardous substances", "hazardous materials," toxic substances," or "solid waste" in the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C.(S)9601 et seq.) ("CERCLA") as amended by Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Resource Conservation and Recovery Act of 1976 ("RCRA"), and the Hazardous Materials Transportation Act, and in the regulations promulgated pursuant to said laws, all as amended;

         (ii) Those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (of any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto); and

         (iii) Any material, waste or substance which is (A) petroleum, (B) asbestos, (C) polychlorinated biphenyl, (D) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. (S)1251 et seq. (33 U.S.C. (S)1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. (S)1317); (E) flammable explosives; or (F) radioactive materials.

     d. All federal, state or local laws, statutes, regulations, rules, ordinances, codes, standards, orders, licenses and permits of any governmental authority identified in Section 27.c, above, or issued or promulgated thereunder shall be referred to as the "Environmental Laws."

28.  OPTION TO EXTEND TERM.

     a. Tenant shall have and is hereby granted the option to extend the Term hereof for one (1) additional period of five (5) years (the "Extension Period"), provided (i) Tenant gives written notice to Landlord of Tenant's election to exercise such extension option no earlier than twelve (12), and no later than nine (9) months prior to the expiration of the last Lease Year of the Term; (ii) no Event of Default has occurred during the Term, and no event exists at the time of the exercise of such option or arises subsequent thereto, which event by notice and/or the passage of time would constitute an Event of Default if not cured within the applicable cure period; and (iii) Tenant has not assigned its interest in this Lease or sublet more than twenty-five percent (25%) of the Premises.

     b. All terms and conditions of this lease, including without limitation all provisions governing the payment of Additional Rent and annual increases in Annual Base Rent, shall remain in full force and effect during the Extension Period, except that Annual Base Rent payable during the first Lease Year of the Extension Period shall be the then-current Fair Market Rental Rate (hereinafter defined) with respect to comparable office space at the time of the commencement of the Extension Period (using as a Base Year the calendar year in which occurs the first day of the Extension Term for purposes of determining Tenant's obligation to pay Operating Cost Pass-Throughs and Real Estate Tax Pass-Throughs). Landlord shall not be obligated to make any improvements or alteration in or to the Premises. There shall be no rental abatement during the Extension Period. As used in this Lease, the term "Fair Market Rental Rate" shall mean the fair market rental rate per square foot of rentable area that would be agreed upon between a landlord and a tenant entering into a new lease for comparable space as to location, configuration, view and elevator exposure, size and use, in a comparable building as to location, quality, reputation and age, with a comparable build-out, a comparable term and a comparable base year for operating expense and real estate tax pass-throughs assuming the following:
(1) the landlord and tenant are informed and well-advised and each is acting in what it considers its own best interests; (2) a tenant improvement allowance, free rent periods or any other special concessions (for example, design fees, moving allowances, refurbishing allowances, etc.) will not be provided to Tenant except to the extent that such allowances or concessions are reflected in the fair market rental rates being obtained (in which event the Fair Market Rental Rate shall be reduced by the economic equivalent of the allowances or concessions not offered to Tenant); and (3) the tenant will continue to pay its share of increases in Operating Expenses and Real Estate Taxes over a new base year (which, for Tenant, is the calendar year in which occurs the first day of the Extension Period).

     c. Landlord and Tenant shall negotiate in good faith to determine the Annual Base Rent for the first Lease Year of the Extension Period, for a period of thirty (30) days after the date on which Landlord receives Tenant's written notice of Tenant's election to exercise the extension option provided for under this Section 28. In the event Landlord and Tenant are unable to agree upon the Annual Base Rent for the first Lease Year of the Extension Period within said thirty (30)-day period, the Fair Market Rental Rate, and current market annual escalations, if any, for the Premises shall be determined by a board of three
(3) licensed real estate brokers, one of whom shall be named by the Landlord, one of whom shall be named by Tenant, and the two so appointed shall select a third. Each real estate broker so selected shall be licensed in the Commonwealth of Virginia specializing in the field of commercial office leasing, having no less than ten (10) years' experience in such field, and recognized as ethical and reputable within the field. Landlord and Tenant agree to make their appointments promptly within ten (10) days after the expiration of the thirty
(30)-day period, or sooner if mutually agreed upon. The two (2) brokers selected by Landlord and Tenant shall promptly select a third broker within ten (10) days after they both have been appointed, and each broker, within fifteen (15) days after the third broker is selected, shall submit his or her determination of the Fair Market Rental Rate. The Fair Market Rental Rate shall be the mean of the two (2) closest rental rate determinations; provided, however, in no event shall the Annual Base Rent for the first Lease Year of the Extension Period be less (on a per square foot basis) than the fully-escalated Annual Base Rent in effect for the last Lease Year of the initial Term. Landlord and Tenant shall each pay the fee of the broker selected by it, and they shall equally share the payment of the fee of the third broker.

     d. Should the Term of the Lease be extended hereunder, Tenant shall execute an amendment modifying this Lease within ten (10) business days after Landlord presents same to Tenant, which agreement shall set forth, among other things, the Annual Base Rent and the Monthly Base Rent for the Extension Period. Should Tenant fail to execute the amendment (which accurately sets forth such information and which contains no material provisions inconsistent with the terms hereof) within ten (10) business days after presentation of same by Landlord, time being of the essence, Tenant's right extend the Term of the Lease shall, at Landlord's sole option, terminate, and Landlord shall be permitted to lease such space to any other person or entity upon whatever terms and conditions are acceptable to Landlord in its sole discretion.

29.  MISCELLANEOUS PROVISIONS.

     a. Time is of the essence with respect to all of Tenant's obligations under this Lease.

     b. The waiver by Landlord or Tenant of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition of any prior or subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any prior breach by Tenant of any term, covenant or condition, of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such prior breach at the time of acceptance of such rent.

     c. In the event of any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover from the other party the fees of its attorneys in such action or proceeding in such amount as the court may judge to be reasonable for such attorney's fees.

     d. Except as expressly otherwise provided in this Lease, all of the provisions of this Lease shall bind and inure to the benefit of the parties hereto and to their heirs, successors, representatives, executors, administrators, transferees and assigns. The term "Landlord," as used herein, shall mean only the owner of the Building and the Land or of a lease of the Building and the Land, at the time in question, so that in the event of any transfer or transfers of title to the Building and the Land, or of Landlord's interest in a lease of the Building and the Land, the transferor shall be and hereby is relieved and freed of all obligations of Landlord under this Lease accruing before such transfer, and it shall be deemed, without further agreement, that such transferee has assumed and agreed to perform and observe all obligations of Landlord herein during the period it is the holder of Landlord's interest under this Lease.

     e. At Landlord's request, Tenant will execute a memorandum of this Lease in recordable form setting forth such provisions hereof as Landlord deems desirable. Further, at Landlord's request, Tenant shall acknowledge before a notary public its execution of this Lease, so that this Lease shall be in form for recording.

     f. Notwithstanding any provision to the contrary herein, Tenant shall look solely to the estate and property of Landlord in and to the Building in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant, or Tenant's use of the Premises, and Tenant agrees that the liability of Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant, or Tenant's use of the Premises, shall be limited to such estate and property of Landlord in and to the Building. No properties or assets of Landlord other than the estate and property of Landlord in and to the Building and no property owned by any partner of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) or for the satisfaction of any other remedy of Tenant arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Premises.

     g. Landlord and Landlord's agents have made no representations or promises with respect to the Building, the Land or the Premises except as herein expressly set forth.

     h. Landlord and Tenant shall be excused from performing an obligation or undertaking provided for in this Lease so long as such performance is prevented or delayed, retarded or hindered by Act of God, force majeure, fire, earthquake, flood, explosion, action of the elements, war, invasion, insurrection, riot, mob violence, sabotage, inability to procure or a general shortage of labor, equipment, facilities, materials or supplies in the open market, failure of transportation, strike, lockout, action of labor unions, a taking by eminent domain, requisition, laws orders of government, or of civil, military or naval authorities, or any other cause whether similar or dissimilar to the foregoing, not within the reasonable control of Landlord, including reasonable delays for adjustments of insurance; provided, however, that no such event or cause shall relieve Tenant of its obligations hereunder to make full and timely payments of Rent as provided herein.

     i. Tenant hereby elects domicile at the Premises for the purpose of service of all notices, writs of summons or other legal documents or process in any suit, action or proceeding which Landlord or any mortgagee may undertake under this Lease.

     j. Landlord shall not be liable to Tenant for any damage caused by other tenants or persons in the Building or caused by operations of others in the construction of any private, public or quasi-public work.

     k. If in this Lease it is provided that Landlord's consent or approval as to any matter will not be unreasonably withheld, and it is established by a court or body having final jurisdiction thereover that Landlord has been unreasonable, the sole effect of such finding shall be that Landlord shall be deemed to have given its consent or approval, but Landlord shall not be liable to Tenant in any respect for money damages or expenses incurred by Tenant by reason of Landlord having withheld its consent. Nothing contained in this paragraph shall be deemed to limit Landlord's right to give or withhold consent unless such limitation is expressly contained in the paragraph to which such consent pertains.

     l. If any governmental entity or authority hereafter imposes a tax or assessment upon or against any of the rent or other charges payable by Tenant to Landlord hereunder (whether such tax takes the form of a lease tax, sales tax or other tax), Tenant shall be responsible for the timely payment thereof. Unless Landlord and Tenant otherwise agree in writing with respect to the payment thereof, Tenant shall pay the applicable tax to Landlord in monthly installments on the date upon which Tenant pays to Landlord the installments of Monthly Base Rent due under this Lease.

     m. In the event that any bank, insurance company, university, pension or welfare fund, savings and loan association, real estate investment trust, business trust, financial institution or other entity providing the first mortgage financing for the Land and the Building requires, as a condition of such financing, that modifications to this Lease be obtained, and provided that such modifications (i) are reasonable, (ii) do not adversely affect Tenant's use of the Premises or legal rights hereunder, and (iii) do not increase the rentals and other sums required to be paid by Tenant hereunder, Landlord shall submit such required modifications to Tenant, and if Tenant does not enter into and execute a written amendment hereto incorporating such required modifications within thirty (30) days after the same have been submitted to Tenant by Landlord, then Landlord shall thereafter have the right, at its sole option, to cancel this Lease. Such option shall be exercisable by Landlord giving Tenant written notice of such termination, whereupon this Lease shall be canceled and terminated, and both Landlord and Tenant shall thereupon be relieved from any and all further liability or obligation hereunder.

     n. The submission of an unsigned copy of this Lease does not constitute a reservation of or option for the Premises, and this Lease becomes effective only upon execution and delivery thereof by Landlord and Tenant and approval thereof by any current mortgagee of the Project Land and the Building and any other party having the right to approve this Lease.

     o. This Lease and the Exhibits hereto constitute the entire agreement between the parties, and supersedes any prior agreements or understandings between them. This Lease is not effective until executed and delivered by Landlord and Tenant and approved by any current mortgagee of the Building and/or the Land. The provisions of this Lease may not be modified in any way except by written agreement signed by both parties.

     p. This Lease shall be subject to and construed in accordance with the laws of the Commonwealth of Virginia.



                           [Signatures on next page]

         IN WITNESS WHEREOF, duly authorized representatives of Landlord and Tenant have executed this Deed of Lease under seal on the day and year first above written.

                                     LANDLORD:

WITNESS:                             W9/LWS REAL ESTATE LIMITED PARTNERSHIP, a
                                     Delaware limited partnership

                                     By: W9/LWS GEN-PAR, INC., a Delaware
----------------------------             corporation, its General Partner

                                         By: /s/ Bari S. Nichols
                                             -------------------------------
                                             Name:  BARI S. NICHOLS
                                             Title: VICE PRESIDENT


                                     TENANT:

WITNESS:                             CERTICOM CORPORATION

                                     By: /s/ Richard Brounstein
----------------------------             ------------------------------------
                                         Name: Richard Brounstein
                                         Title: SVP + CFO


                               LIST OF EXHIBITS
                               ----------------

                  EXHIBIT A:   Floor Plan of Premises

                  EXHIBIT B:   Intentionally Omitted

                  EXHIBIT C:   Declaration of Commencement Date

                  EXHIBIT D:   Form of Estoppel Certificate

                  EXHIBIT E:   Rules and Regulations

                                   EXHIBIT A

                            FLOOR PLAN OF PREMISES

                                   EXHIBIT B

                             INTENTIONALLY OMITTED

                                   EXHIBIT C

                       DECLARATION OF COMMENCEMENT DATE

           This Declaration of Commencement Date is made as of October 11, 2000, by W9/LWS REAL ESTATE LIMITED PARTNERSHIP ("Landlord"), and CERTICOM CORPORATION ("Tenant"), who agree as follows:

           1. Landlord and Tenant entered into an Office Lease Agreement dated October 11, 2000, in which Landlord leased to Tenant and Tenant leased from Landlord certain premises described therein in the building, located at 1175 Herndon Parkway, Herndon, Virginia. All capitalized terms herein are as defined in the Lease.

           2. Pursuant to the Lease, Landlord and Tenant agreed to and do hereby confirm the following matters as of the Commencement of the Term:

               a.   the Commencement Date of the Lease is October 6, 2OOO;

               b.   the Expiration Date of the Lease is October 31, 2007;

               c.   the number of rentable square feet of the Premises is 5,982;

               d. the number of rentable square feet of the Buildings is 127,120;

               e.   Tenant's Pro Rata Share of Operating Expenses is 4.71%; and

               f.   Tenant's Pro Rata Share of Real Estate Taxes is 4.71%.

           3.  Tenant confirms that:

               a. it has accepted possession of the Premises as provided in the Lease and is in actual occupancy of the Premises;

               b. Landlord has fulfilled al its obligations to be provided to Tenant as of the date hereof and all work in and to the Premises to be performed or paid for by Landlord has been completed;

               c. the Lease is in full force and effect and has not been modified, altered, or amended, except as follows: ________________________; and

               d. the obligation of Tenant to pay Rent under the Lease has commenced and there are no set-offs or credits against Rent, and no Security Deposit or prepaid rent has been paid except as provided by the Lease.

                                       LANDLORD:

WITNESS:                               W9/LWS REAL ESTATE LIMITED PARTNERSHIP, a
                                       Delaware limited partnership

                                       By:  W9/LWS GEN-PAR, INC., a Delaware
                                            corporation, its General Partner


                                            By: /s/ Bari S. Nichols
______________________________                  -------------------------------
                                                Name:  BARI S. NICHOLS
                                                Title: VICE PRESIDENT



                                            TENANT:

ATTEST:                                     CERTICOM CORPORATION


                                            By: /s/ Richard D Brownstein
______________________________                  -----------------------------
                                                Name:  RICHARD BROWNSTEIN
                                                Title: SYP-CFO

                                   EXHIBIT D

                         FORM OF ESTOPPEL CERTIFICATE



                          TENANT ESTOPPEL CERTIFICATE
                          ---------------------------


To:               (a) ____________________________________, its successors and assigns, and (b) W9/LWS Real Estate Limited Partnership, its successors and assigns

Re:               Property Name: Herndon Corporate Center

                  Property Address: 1175 Herndon Parkway, Herndon, Virginia

                  Lease Date: October _________, 2000

                  Between: W9/LWS Real Estate Limited Partnership, as Landlord, and Certicom Corporation, as Tenant

                  Square Footage Leased: 5,982 rentable square feet

                  Suite Number: 750


Ladies/Gentlemen:

        The undersigned ("Tenant") understands that: (a) W9/LWS Real Estate Limited Partnership, a Delaware limited partnership ("Landlord") has contracted with __________________, a _______________ ("Purchaser") to sell the above-
referenced property (the "Property") to Purchaser; (b) ____________, a _________________ ("Lender") is about to make a loan (the "Loan") to Purchaser in connection with Purchaser's acquisition of the Property, which Loan is to be secured by a mortgage encumbering the Property and an assignment to Lender of the leases, rents and profits from the Property; and (c) Purchaser will be relying upon the contents of this Tenant Estoppel Certificate in connection with the purchase of the Property; and (d) Lender will be relying upon the contents of this Tenant Estoppel Certificate in connection with the making of the Loan. Landlord has requested the undersigned to deliver this Tenant Estoppel Certificate to Purchaser and Lender. The undersigned, as tenant under the above-referenced lease (such lease, together with all amendments, supplements and modifications being referred to collectively as the "Lease"), hereby certifies to Purchaser, Lender and their respective successors and assigns, as of the date hereof, as follows:

        1. The Lease is in full force and effect. The Lease has not been amended, modified or supplemented, except as follows (if none, state none):
______________________. The Lease, as amended (if amended), represents the entire agreement between Landlord and Tenant as to the above-referenced demised premises (the "Premises"). A true, correct and complete copy of the Lease is attached hereto as Exhibit A.

        2. The Premises consist of 5,982 square feet of rentable area and the present use of the Leased Premises as a general office use does not violate any clause in the Lease which specifies the purposes for which the Premises will be used or operated.

        3. The monthly rentals currently being paid for the Premises are as follows:

             fixed or base rent         $______________________

             common area charges        $______________________

             percentage rent            $______________________
             (if applicable)

             merchant's association     $______________________
             (if applicable)

             real estate taxes          $______________________

             insurance                  $______________________

             utilities                  $______________________

             other [_______]            $______________________

Tenant has paid all rent and other amounts required under the Lease up to and including ____________, 200_.

        4. The annual base rent due under the Lease escalates upon the commencement of each new lease year in an amount equal to __________
_________________.

        5. Tenant pays a full pro rata share of operating charges and real estate taxes in excess of a fixed expense base as described in the Lease. Tenant's pro rata share of operating charges is 47%.

 Tenant's pro rata share of real estate taxes is 4.71%. Tenant has paid its share of all such operating charges and real estate taxes in full for the period ending

           6. Tenant's security deposit under the Lease, currently on deposit with Landlord, is $___________ (the "Security Deposit"). Tenant has paid no utility,maintenance or other deposit or amount to Landlord which are required to be returned to Tenant, and Tenant has no claim against Landlord for any such deposits or security. The Security Deposit has not been drawn against for rent due or for any other purpose by Landlord. Landlord is not liable for, or required to provide to Tenant, any interest on the principal amount of the Security Deposit.

            7. Tenant has paid as advance rent under the Lease the amount of (if none, state none) $______________ (the "Advance Rent"). Except for the Advance Rent, Tenant has not paid to Landlord any other advances of any rent due under the Lease.

           8. The commencement date of the Lease was October 6, 2000. The Lease terminates on October 31, 2007, subject to the following renewal or extension options (the "Extension Options") (if none, state none): One (1) five (5)-year renewal option (Fair Market Rental Rate).

 Tenant has no right or option to terminate the Lease prior to the expiration of its stated term.

          9. All work and improvements required to be completed by Landlord at the Property have been satisfactorily completed, approved and accepted by Tenant, and there are no sums due to Tenant. Landlord has not agreed to grant Tenant any free rent or rent rebate or to make any contribution to tenant improvements, which agreement has not heretofore been satisfied by Landlord in full. Landlord has not agreed to reimburse Tenant for or to pay Tenant's rent obligation under any other lease. Upon the exercise of any of the Extension Options (as applicable) Landlord as the following obligations under the Lease to provide the following tenant improvements, free rent, rent rebates or make contributions towards tenant improvements or other refurbishments to the Premises or other tenant concessions, if any (if none, state none):
 ____________________________.

          10. No default on the part of Landlord or Tenant exists under the Lease, except as follows: No event that with the giving of notice or the passage of time, or both, would constitute a default by Landlord or Tenant under the Lease has occurred Tenant has no offset, defense, deduction or claim against Landlord.

          11. Tenant has not assigned, sublet or transferred its interest in the Lease and/or the Premises, or any part thereof.

          12. Tenant has accepted possession of the Premises and occupies the entire Premises under the Lease.

          13. Tenant has no right or option to expand the Premises, to lease additional space at the Property or to relocate to different space, except that Tenant has a right of first refusal or other right(s) to lease the following space at the Property (if none, state none): NONE.

          14. Tenant has no option or right pursuant to the Lease or otherwise to purchase the Property, or any part thereof.

          15. Tenant has the non-exclusive tight to use or occupy a total of 22 parking spaces at no additional cost to Tenant.

          16. Neither the Lease nor any obligations of Tenant thereunder have been guaranteed by any person or entity, except as follows (if none, state none): NONE (the "Guarantor(s)").

          17. No bankruptcy or insolvency proceedings are pending by or against Tenant or any Guarantor and no bankruptcy or insolvency proceedings are contemplated by Tenant or, to the best of Tenant's knowledge, any Guarantors.

          18. There is no outstanding material: I dispute of any nature between Tenant and Landlord in respect of the Lease.

          19. Landlord has completed all maintenance items which are the responsibility of Landlord pursuant to the terms of the Lease.

          20. Tenant has not stored, generated, used or otherwise dealt with, and will not store, generate, use or otherwise deal with, in the Premises or on the Property, any "hazardous or toxic substances," or contaminants, oil, pesticides, radioactive or other materials the removal or maintenance of which is prohibited, regulated or penalized by any local, state or federal agency, authority or governmental unit, except those clearing supplies and other similar products which are otherwise used in the normal course of Tenant's current permitted use of the Premises, all of which are used and stored by Tenant in accordance with applicable law.

          21. No commission or other payment is due to any real estate broker, consultant or agent by Tenant in connection with the leasing of the Premises to Tenant. There are no agreements, oral or written, under which any real estate broker, consultant or agent is entitled to any future payment or commission by Tenant in connection with the leasing of the Premises to Tenant, including, without limitation, any current or future renewal or expansion of the Lease, or expansion of the Premises.

          22. Tenant has not caused any new construction or major repair work to be performed in the Premises or on the Property for at least one hundred twenty (120) days, or, if performed, the costs of such work have been paid in full. Tenant has not contracted for any labor to be supplied to the Property, or for any materials to be delivered thereto, that might become the subject of a lien upon the Property and that have not been paid for in full.

          23. Tenant is in full compliance with its obligations under the Lease to maintain the insurance policies and coverage required therein. Tenant agrees to amend said insurance coverage to name Purchaser thereunder as ________________ __ (additional insured/payee).

          24. In the event that Lender succeeds to the interest of Landlord or any successor to Landlord, then Tenant hereby agrees to attorn to and accept Lender and to recognize Lender as its landlord under the Lease for the then remaining balance of the term thereof, and upon request of Lender, Tenant shall execute and deliver to Lender an agreement of attornment reasonably satisfactory to Lender.

          25. The address for all notices required to be delivered to Tenant (and any other party required to receive copies of any notices) under the Lease is as follows:

                           _____ ______________
                           _____ ______________
                           _____ ______________
                           _____ ______________

          The statements contained herein may be relied upon by Purchaser, Lender and their respective successors and assigns. The undersigned person hereby certifies that he or she is duly authorized to execute and deliver this Tenant Estoppel Certificate on behalf of Tenant.



                                     TENANT:

                                     CERTICOM CORPORATION



Date:______________,200_             By /s/ Richard Brownstein
                                        -------------------------
                                        Name:  RICHARD BROWNSTEIN
                                        Title: SVP + CFO

                                 EXHIBIT E

                            RULES & REGULATIONS



           1. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances (including, without limitation, coffee grounds) shall be thrown therein. All damages resulting from misuse of the fixtures shall be borne by Tenant if Tenant or its servants, employees, agents, visitors or licensees shall have caused the same.

           2. No cooking (except for hot-plate and microwave cooking by Tenants' employees for their own consumption, the location and equipment of which is first approved by Landlord), sleeping or lodging shall be permitted by any tenant on the Premises. No tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

           3. No inflammable, combustible, or explosive fluid, material, chemical or substance shall be brought or kept upon, in or about the Premises. Fire protection devices, in and about the Building, shall not be obstructed or encumbered in any way.

           4. Canvassing, soliciting and peddling in the Building is prohibited and each tenant shall cooperate to prevent the same.

           5. There shall not be used in any space, or in the public halls of the Building, either by any tenant or by its agents, contractors, jobbers or others, in the delivery or receipt of merchandise, freight, or other matters, any hand trucks or other means of conveyance except those equipped with rubber tires, rubber side guards, and such other safeguards as Landlord may require, and Tenant shall be responsible to Landlord for any loss or damage resulting from any deliveries to Tenant in the Building. Deliveries of mail, freight or bulky packages shall be made through the freight entrance or through doors specified by Landlord for such purpose.

           6. Mats, trash or other objects shall not be placed in the public corridors. The sidewalks, entries, passages, elevators, public corridors and staircases and other parts of the Building which are not occupied by Tenant shall not be obstructed or used for any other purpose than ingress or egress.

           7. Tenant shall not install or permit the installation of any awnings, shades, draperies and/or other similar window coverings, treatments or like items visible from the exterior of the Premises other than those approved by Landlord in writing.

          8. Tenant shall not construct, maintain, use or operate within said Premises or elsewhere in the Building or on the outside of the Building, any equipment or machinery which produces music, sound or noise which is audible beyond the Premises.

          9. Bicycles, motor scooters or any other type of vehicle shall not be brought into the lobby or elevators of the Building or into the Premises except for those vehicles which are used by a physically disabled person in the Premises.

          10. All blinds for exterior windows shall be building standard and shall be maintained by Tenant.

          11. No additional locks shall be placed upon doors to or within the Premises except as shall be necessary adequately to safeguard confidential documents stored within the Premises. Landlord shall be given keys to any internal door on which an additional lock is placed by Tenant. The doors leading to the corridors or main hall shall be kept closed during business hours, except as the same may be used for ingress or egress.

          12. Tenant shall maintain and clean all areas or rooms within the Premises in which security classified work is being conducted or in which such work is stored; Landlord shall not provide standard janitorial service to such areas, the provisions of Section 9 of the Lease notwithstanding.

          13. Landlord reserves the right to shut down the air conditioning, electrical systems, heating, plumbing and/or elevators when necessary by reason of accident or emergency, or for repair, alterations, replacements or improvement.

          14. No carpet, rug or other article shall be hung or shaken out of any window of the Building; and Tenant shall not sweep or throw or permit to be swept or thrown from the Premises any dirt or other substances into any of the corridors or halls, elevator, or out of the doors or windows or stairways of the Building. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other Tenants or those having business therein, nor shall any animals or birds be kept in or about the Building. Smoking or carrying lighted cigars or cigarettes in the elevators of the Building is prohibited.

          15. Landlord reserves the right to exclude from the Building on weekdays between the hours of 6:00 p.m. and 8:00 a.m. and at all hours on weekends and legal holidays, all persons who do not present a pass to the Building signed by Landlord; provided, however, that reasonable access for Tenant's employees and customers shall be accorded. Landlord will furnish passes to persons for whom Tenant requires same in writing. Tenant shall be responsible for all persons for whom it requests such passes and shall be liable to Landlord for all acts of such persons.

          16. Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by Landlord with respect to the Building's air conditioning and ventilation systems.

          17. Tenant will replace all broken or cracked interior plate glass windows and doors at its own expense, with glass of like kind and quality, provided that such windows and doors are not broken or cracked by Landlord, its employees, agents or contractors.

          18. In the event it becomes necessary for Landlord to gain access to the underfloor electric and telephone distribution system for purposes of adding or removing wiring, then upon request by Landlord, Tenant agrees to temporarily remove the carpet over the access covers to the underfloor ducts for such period of time until work to be performed has been completed. The cost of such work shall be borne by Landlord except to the extent such work was requested by or is intended to benefit Tenant or the Premises, in which case the cost shall be borne by Tenant.

          19. Violation of these rules, or any amendments thereof or additions thereto, may be considered a default of Tenant's lease and shall be sufficient cause for termination of the Lease at the option of Landlord.